UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Magnolia Oil & Gas Corporation

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Christopher G. Stavros President, Chief Executive Officer, and Chairman of the Board

Message from our CEO and Chairman

Dear Stockholders of Magnolia Oil & Gas Corporation,

On behalf of the Board of Directors (the “Board”) and employees of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our,” and “us”), we cordially invite you to participate in our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2026, at 9:00 a.m. Central Time, via live webcast at www.virtualshareholdermeeting.com/MGY2026. The included Notice of 2026 Annual Meeting of Stockholders and this proxy statement serve as your guide to the business to be conducted during the Annual Meeting.

In 2025, Magnolia continued to do more with less. We grew total company production by 11 percent to approximately 100 thousand barrels of oil equivalent (“BOE”) per day, with oil production growing by 4 percent. Better-than-expected well productivity during the first half of 2025 drove that growth, allowing us to save capital by deferring some well completions. Efficiency characterized drilling and completions activities in our Giddings area. Our team increased average drilled feet per day by 8 percent and average completed feet per day by 6 percent. We delivered all these results while reducing our lease operating expenses at the field level by 7 percent to $5.12 per BOE in 2025.

Magnolia has maintained one of the lowest capital reinvestment rates among U.S. oil and gas producers over the past five years. That allowed us to generate free cash flow of $426.6 million(1) for the full year 2025. We remain consistently aligned with our investors as we returned approximately 75 percent(2) of that free cash flow to our stockholders through our growing base dividend and share repurchases of approximately 8.9 million shares in 2025, reducing our diluted share count by 4.4 percent. Finally, we completed approximately $67 million of bolt-on acquisitions, furthering our resource opportunity set.

After capital expenditures, the significant return of cash to stockholders, and acquisitions, we ended the year with a cash balance of $267 million and just $400 million of long term debt. Magnolia’s balance sheet remains best-in-class in the industry, allowing us to navigate product price uncertainty while providing the liquidity and financial flexibility we need to pursue opportunistic bolt-on additions that enhance our portfolio.

As we continue to grow our business, we remain focused on safeguarding the environment, supporting employees and communities, and governing with integrity. You can learn more about our governance endeavors focused on the environment, health and safety, and our community in our 2025 sustainability report. It includes details on our successful efforts to reduce our greenhouse gas intensity rate over the past five years, the financial support we provide local communities and vendors, and the experienced new directors we’ve added to our Board.

I am proud of the ongoing focus on execution shown by the operating teams in our field locations and our Houston staff. As a team, we remain committed to efficient operation of our best-in-class oil and gas assets and to generating the highest return on those assets while spending the least amount of capital on drilling and completing wells.

Your vote at this year’s Annual Meeting is important to Magnolia. We encourage you to sign and return your proxy card or vote by telephone or electronically over the Internet following the instructions on the Notice as soon as possible, to ensure your shares will be represented and voted at the Annual Meeting.

Thank you for being a stockholder and for the trust you place in Magnolia.

Sincerely,

Christopher G. Stavros
President, Chief Executive Officer, and Chairman of the Board

(1)
A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A.

(2)
Full year 2025 return to stockholders includes $205.5 million of share repurchases, $113.1 million of dividends to Class A stockholders, and $3.3 million of distributions to Class B stockholders, divided by the annual free cash flow (reconciled in Annex A).

Forward-Looking Statements

This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts included or incorporated by reference in this proxy statement, including, without limitation, statements regarding Magnolia’s future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” or “continue” or similar terminology. Although Magnolia believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct.

Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: (i) legislative, regulatory, or policy changes, including those following the change in presidential administrations; (ii) the market prices of oil, natural gas, natural gas liquids (“NGLs”), and other products or services; (iii) the supply and demand for oil, natural gas, NGLs, and other products or services, including the impacts of actions taken by OPEC and other state-controlled oil companies; (iv) production and reserve levels; (v) the timing and extent of the Company’s success in discovering, developing, producing, and estimating reserves; (vi) geopolitical and business conditions in key regions of the world; (vii) drilling risks; (viii) economic and competitive conditions; (ix) the availability of capital resources; (x) capital expenditures and other contractual obligations; (xi) weather conditions; (xii) inflation rates; (xiii) the availability of goods and services; (xiv) cybersecurity threats, including increased use of artificial intelligence technologies; (xv) the occurrence of property acquisitions or divestitures; (xvi) the integration of acquisitions; (xvii) the securities or capital markets and related risks such as general credit, liquidity, market, and interest-rate risks; and (xviii) other factors disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”). All of Magnolia’s forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties including the risk factors and the timing of any of those risk factors are further discussed in the reports that we have filed with the Securities and Exchange Commission (“SEC”), including our 2025 Form 10-K.

All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. Except as otherwise required by applicable law, Magnolia assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations, to reflect events or circumstances after the date of this proxy statement, or otherwise.

Notice of 2026 Annual Meeting of Stockholders

March 24, 2026

To the Stockholders of Magnolia Oil & Gas Corporation:

NOTICE IS HEREBY GIVEN that the Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” or “us”) 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, May 8, 2026, at 9:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only, conducted via live webcast at www.virtualshareholdermeeting.com/MGY2026, which allows us to provide real-time communication and easy access for stockholders and to facilitate participation since stockholders can join from any location. The Annual Meeting is being held for the following purposes:

Proposal	Description	Board Recommendation
Proposal 1	To elect eight directors to serve on our Board of Directors for a one year term, commencing on the date of the Annual Meeting	FOR each nominee
Proposal 2	To approve an advisory, non-binding resolution regarding the compensation of Magnolia’s Named Executive Officers for 2025 (“say-on-pay vote”)	FOR
Proposal 3	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year	FOR

We will also transact other business that may properly come before the Annual Meeting.

Voting

Only holders of record of Magnolia’s Common Stock at the close of business on March 9, 2026 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

It is important that your shares are represented at the Annual Meeting and voted in accordance with your wishes. Even if you plan to attend the virtual Annual Meeting, we urge you to vote in advance electronically over the Internet or by telephone or, if you receive paper proxy materials, by completing and returning the enclosed proxy card.

Internet	Phone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Notice of 2026 Annual Meeting of Stockholders

The Notice of Internet Availability of Proxy Materials for the 2026 Annual Meeting (the “Notice”), this proxy statement and the form of proxy card are first being sent or made available to stockholders on or about March 24, 2026, along with instructions on accessing our 2025 Form 10-K. The Notice, which will be mailed to most of our stockholders, provides instructions on how to access and review proxy materials over the Internet and submit proxies electronically. We believe the Notice process allows us to provide our stockholders with relevant information in a timely manner, while saving costs and reducing the environmental impact of our Annual Meeting. If you received the Notice and would instead prefer to receive a paper copy of the materials, you should follow the instructions for requesting such materials provided in the Notice.

We appreciate the confidence you have placed in us through your investment.

By order of the Board of Directors,

Timothy D. Yang
Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2026

The Notice of Internet Availability of Proxy Materials for the 2026 Annual Meeting (the “Notice”), the proxy statement for the 2026 Annual Meeting of Stockholders of Magnolia Oil & Gas Corporation (the “Annual Meeting”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”) are available at: www.proxyvote.com.

You may vote electronically over the Internet using the instructions on the Notice, by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided. You may revoke your proxy at any time before the Annual Meeting by following the instructions in this proxy statement. You may also attend the Annual Meeting virtually and vote on the Proposals when presented. You will need the 16-digit control number provided on your proxy card, voting instruction form, or Notice to vote at the Annual Meeting. See “Questions and Answers about the Annual Meeting” for information about voting by telephone or electronically over the Internet, how to revoke a proxy, and how to vote shares at the virtual Annual Meeting.

Proxy Statement Overview

The Board of Directors (the “Board”) of Magnolia Oil & Gas Corporation (“Magnolia,” the “Company,” “we,” “our” and “us”) is furnishing you this proxy statement in connection with the Company’s solicitation of proxies to be voted at our 2026 Annual Meeting of Stockholders, including any adjournment or postponement of that meeting (the “Annual Meeting”).

Details of the 2026 Annual Meeting of Stockholders

Date & Time Friday, May 8, 2026 9:00 a.m. Central Time	Live webcast at www.virtualshareholdermeeting.com/MGY2026

The proxy materials, including this proxy statement, the proxy card and the 2025 Form 10-K, are being distributed or made available on or about March 24, 2026, to our stockholders of record as of the close of business on March 9, 2026 (the “Record Date”). The proxy statement and the 2025 Form 10-K are available online at www.magnoliaoilgas.com/investors/filings/sec-filings, and our proxy materials may also be accessed at www.proxyvote.com.

Beginning 15 minutes prior to, and during, the virtual Annual Meeting, a complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for viewing by stockholders for any purpose germane to the meeting at www.virtualshareholdermeeting.com/MGY2026. Stockholders requesting access to the list will be asked to provide the 16- digit control number found on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting. In addition, the Company will maintain this list of stockholders at its corporate offices in Houston, Texas for a period of ten days preceding the Annual Meeting, which list will be open to examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours.

Summary Investment Highlights

High Quality Assets Positioned for Success	Positive Free Cash Flow & Industry Leading Margins
■ Leading position in the Giddings area with low capital reinvestment rate, low breakevens and substantial running room ■ Coveted position in the Karnes area in the core of the Eagle Ford	■ Generate substantial consistent, ongoing annual free cash flow since Magnolia’s inception ■ Strong operating margins through the commodity cycle

Multiple Levers of Growth	Strong Balance Sheet & Conservative Financial Policy

■

Steady organic growth through proven drilling program while remaining well within cash flow

■

Clean balance sheet with low debt and strong free cash flow enables Magnolia to pursue accretive bolt-on acquisitions

■ Conservative leverage profile with only $400 million of total debt outstanding, $133 million of net debt and $267 million of cash ■ Substantial liquidity of $717 million(1)

(1)	Liquidity is defined as cash plus availability under our revolving credit facility as of December 31, 2025.

Magnolia Oil & Gas	2	2026 Proxy Statement

Proxy Statement Overview

PROPOSAL 1 — Election of Directors	Election of the eight director nominees named in this proxy statement to serve on our Board for a one year term, commencing on the date of the Annual Meeting (See page 7 for more information)
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Christopher G. Stavros Chairman of the Board	62	September 2022	President and Chief Executive Officer of Magnolia	No
Dan F. Smith Lead Independent Director	79	May 2017	Former Chief Executive Officer of Lyondell Chemical Company	Yes	◾ Compensation ◾ Nominating & Governance
Arcilia C. Acosta	60	May 2017	Chief Executive Officer of CARCON Industries & Construction and Southwestern Testing Laboratories	Yes	◾ Compensation ◾ Nominating & Governance (Chair)
Edward P. Djerejian	87	May 2017	Former U.S. Ambassador and Founding Director of Rice University’s Baker Institute for Public Policy	Yes	◾ Compensation (Chair) ◾ Nominating & Governance
David M. Khani	62	February 2024	Former Chief Financial Officer of EQT Corporation	Yes	◾ Audit ◾ Compensation
James R. Larson	76	July 2018	Former Chief Financial Officer of Anadarko Petroleum Corporation	Yes	◾ Audit (Chair) ◾ Nominating & Governance
R. Lewis Ropp	66	January 2025	Former Senior Managing Director and Senior Equity Partner of Barrow Hanley Global Investors	Yes	◾ Audit
Shandell M. Szabo	51	May 2024	Former Vice President of U.S. Exploration and Onshore Exploration at Anadarko Petroleum Corporation	Yes	◾ Audit

Board Demographics

COMPOSITION	REFRESHMENT	INDEPENDENCE

Two female directors, one director who is Hispanic, and one director who is of Middle Eastern descent	Five or fewer years of tenure	Independent
Determined as of March 24, 2026

Magnolia Oil & Gas	3	2026 Proxy Statement

Proxy Statement Overview

Governance and Sustainability

In line with our core value of integrity, Magnolia is committed to strong corporate governance principles and practices. Our Board of Directors oversees our business affairs in the best interests of our stakeholders, including our stockholders, with a focus on our long term health and success as an organization. We also continue to make progress on key sustainability measures, building on our track record in 2025 and beyond as we strive to develop oil and natural gas resources safely and responsibly. We plan to make data regarding our 2025 emissions available in our 2026 sustainability report, which we anticipate releasing in the summer of 2026.

Environmental Highlights
■ Managing Greenhouse Gas Emissions: From 2020 to 2024, we reduced our Greenhouse Gas (GHG) intensity rate (our Scope 1 GHG emissions as a percentage of our gross operated production) by 21 percent.

■

Efforts to Minimize Flaring: From 2020 to 2024, we reduced our flaring intensity rate (the amount of gas flared as a percentage of our total production) by 68 percent. Because routine flaring is not consistent with our operational standards, we worked during integration to bring newly acquired assets that did not previously follow this approach into alignment with our standards.

■

Monitoring Fugitive Emissions: In 2025, we enhanced the accuracy of our methane emissions reporting through several key initiatives, including a dedicated Leak Detection and Repair (“LDAR”) team comprised entirely of Magnolia employees, quarterly aerial surveys of all sites, and the installation of continuous methane monitoring devices at selected locations.

■ Vapor Recovery Measures: We increased the vapor compression horsepower deployed in our field operations, growing capture capacity from 15 to 26 million cubic feet per day as we entered 2025.

■

Reducing Diesel Use and Emissions: We utilize various systems in our drilling and hydraulic fracturing operations to reduce fuel consumption, extend equipment maintenance intervals, and reduce idle time.

Social Highlights
■ Maintaining Safe Operations: In 2025, our full-time field employees, on average, received approximately 60 hours of Health, Safety, and Environmental training designed to enhance their skills.

■

Developing a Winning Team and an Ownership Culture: For the third year in a row, Magnolia was recognized as a top workplace in the annual Houston Chronicle Top Workplaces survey, placing sixth among participating mid-sized companies in the greater Houston area in 2025 based on employee feedback on workplace satisfaction in several areas.

■

Supporting Our Communities: In addition to making a $1,000 donation annually on each employee's behalf to the charitable organization of their choice, we contribute through our Field Giving Program to provide direct donations to non-profit organizations in local communities where Magnolia operates.

■

Making Local Impacts: In 2025, over 90 percent of the new hires in our field locations came from the communities where they work or nearby locations and most continue to live in those communities. We further seek to make positive economic and social impacts in the areas where we operate through royalty, lease, and surface payments to Texas residents, tax payments to fund improvements in Texas communities, and our focus on sourcing and prioritizing Texas-based vendors and service providers to support our operations, whenever possible.

Governance Highlights

■

Valuing Independence: Seven of our eight directors are independent, and all Board committees are comprised entirely of independent directors. An independent, non-executive director serves as Lead Independent Director.

■ Annual Director Elections: All of our directors are elected on an annual basis.

■

Promoting Strong Corporate Governance Practices: We regularly review our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other governance documents.

■ Actively Engaging with Stockholders: During 2025, we met with stockholders representing more than 60 percent of Magnolia’s outstanding shares.

Magnolia Oil & Gas	4	2026 Proxy Statement

Proxy Statement Overview

PROPOSAL 2 — Advisory Say-On-Pay Vote on Executive Compensation	Approval of an advisory, non-binding resolution regarding the compensation of our Named Executive Officers for 2025 (See page 30 to read our Compensation Discussion and Analysis)
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS SAY-ON-PAY PROPOSAL.

Our Executive Compensation Practices

In furtherance of our strategic priorities, we have designed our incentive programs to primarily focus on metrics that lead to value creation, such as Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX goals, which collectively comprised 75 percent of our annual cash bonus awards in 2025, along with total stockholder return (“TSR”) metrics, which are used in connection with our long term equity-based compensation program. In addition, the table below highlights practices we follow to promote good governance and create further alignment with our stockholders:

What We Do	What We Don’t Do
A majority of our Named Executive Officers’ compensation is at risk	We do not have employment agreements
At least 50 percent of our Named Executive Officers’ long term equity-based compensation each year is subject to performance-based vesting conditions	We do not have single trigger equity award vesting upon a change in control (unless the successor company fails to assume the awards)
Payouts under our annual bonus program and our performance-based equity awards are capped at a maximum earning opportunity	We do not allow hedging of our Common Stock or, without prior consent, pledging of Common Stock by our employees
We maintain a clawback policy that requires us to recoup certain incentive-based compensation in the event of certain financial restatements	We do not use overlapping performance metrics in our annual cash bonus program and our long term equity-based awards
We maintain stock ownership guidelines for executives and non-employee directors	We do not provide excise tax gross-ups
We use an independent compensation consultant	We do not provide excessive perquisites or other benefits
We conduct an annual say-on-pay vote	We do not have any defined benefit or supplemental executive retirement plans

Magnolia Oil & Gas	5	2026 Proxy Statement

Proxy Statement Overview

Executive Compensation Components

	Base Salary	Annual Bonus Program	Long Term Equity-Based Compensation
Purpose	Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent	Motivate and reward performance achievement against annual quantitative and qualitative performance metrics	Reward creation of long term stockholder value and achievements consistent with our long term business strategies Align Named Executive Officer compensation with changes in stockholder value

Named Executive Officer 2025 Target Pay Mix

The Compensation Committee reviews target total direct compensation for each Named Executive Officer to ensure that it is appropriately positioned, taking into consideration the individual Named Executive Officer’s experience, performance, duties and responsibilities, tenure in the role, internal pay equity, and other relevant factors. For 2025, the Named Executive Officers’ target pay mix is set forth below:

	Base Salary	Annual Bonus Program	Long Term Equity-Based Compensation
CEO Target Pay Mix	13%	23%	Time-Based RSUs 32%	PSUs 32%

Average of All Other Named Executive Officers (“NEOs’’) Target Pay Mix	19%	26%	Time-Based RSUs 27.5%	PSUs 27.5%

PROPOSAL 3 — Ratification of Appointment of Independent Auditors	Ratification of our independent registered public accounting firm for the 2026 fiscal year (See page 68 for more information)
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS AUDITOR RATIFICATION PROPOSAL.

The Audit Committee has appointed KPMG, which has been our independent audit firm since February 2017, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Magnolia Oil & Gas	6	2026 Proxy Statement

Proposal 1: Election of Directors

PROPOSAL 1 — Election of Directors

Stockholders are being asked to elect the eight directors listed below to serve a one year term, commencing on the date of the Annual Meeting, and until their respective successors are duly elected and qualified, subject to each such director’s earlier death, resignation, retirement, disqualification, or removal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Information about Director Nominees

Based on recommendations from the Company’s Nominating and Corporate Governance Committee (the “Governance Committee”), the Board has nominated the eight individuals named below for election as directors at the Annual Meeting:

Christopher G. Stavros President, Chief Executive Officer, and Chairman of the Board Age: 62 Director Since: September 2022

Christopher G. Stavros has served as our President and Chief Executive Officer and as a director since September 2022 and became Chairman of the Board in July 2025. Before his appointment to the position of President and Chief Executive Officer, Mr. Stavros was Magnolia’s Executive Vice President and Chief Financial Officer from the Company’s inception in July 2018 until September 2022. Prior to joining Magnolia, Mr. Stavros served as Senior Vice President and Chief Financial Officer of Occidental Petroleum Corporation, whose principal businesses consist of oil and gas, chemical, and midstream and marketing segments (“Occidental”). Mr. Stavros joined Occidental in 2005 and was named Chief Financial Officer in 2014, having previously served as Vice President, Investor Relations and Treasurer. Mr. Stavros retired from Occidental in May 2017. Prior to joining Occidental, Mr. Stavros was a Senior Analyst at UBS with coverage of the oil and gas sector. Mr. Stavros received his Bachelor of Science in Business Administration from Boston University and received his Master of Business Administration from the University of Rochester.

Mr. Stavros is well-qualified to serve as a director due to his more than 35 years of experience in the Energy and Financial industries. As a senior executive officer of the Company since our inception, Mr. Stavros is committed to the principles of the business model established when Magnolia was founded, and his in-depth understanding of Magnolia’s day-to-day operations provides an important perspective on the Board.

Dan F. Smith Lead Independent Director Age: 79 Director Since: May 2017 Committees: Compensation Nominating & Corporate Governance

Dan F. Smith was appointed as our Lead Independent Director in July 2025 and previously served as independent Chairman of the Board beginning in September 2022. Mr. Smith is a retired Chief Executive Officer of Lyondell Chemical Company, which operated in the chemicals, polymers, and fuels business segments (“Lyondell”), and its wholly owned subsidiaries Millennium Chemicals Inc. and Equistar Chemicals, LP., a position he held from December 1996 until his retirement in December 2007. From June 2007 to December 2007, Mr. Smith was also Chairman of Lyondell. Mr. Smith began his career as an engineer with Atlantic Richfield Company in 1968. He was elected President of Lyondell in August 1994 and Chief Executive Officer in December 1996.

Mr. Smith has served as a director and Chairman of the Board of Orion Engineered Carbons, S.A. since 2014. Mr. Smith has previously served on the boards of directors of Kraton Corp., where he was Chairman of the Board from 2008 until the company was sold in 2022, Nexeo Solutions, Inc., Northern Tier Energy GP LLC, and the general partner of Valerus Compression Services, L.P. (doing business as Axip Energy Services, L.P.). He also serves as a member of the College of Engineering Advisory Council at Lamar University. Mr. Smith is a graduate of Lamar University with a Bachelor of Science in Chemical Engineering.

Mr. Smith is well-qualified to serve as a director because of his significant directorship experience and broad experience in Energy and Energy-related sectors.

Magnolia Oil & Gas	7	2026 Proxy Statement

Proposal 1: Election of Directors

Arcilia C. Acosta Independent Age: 60 Director Since: May 2017 Committees: Compensation Nominating & Corporate Governance (Chair)

Arcilia C. Acosta has served as Chief Executive Officer of CARCON Industries and Construction, a full-service construction firm, since 2000. Ms. Acosta is the founder and Chief Executive Officer of Southwestern Testing Laboratories, a geotechnical engineering and construction materials testing firm, which position she has held since 2003. She is a celebrated 30-year business veteran, entrepreneur, nationally recognized speaker, philanthropist and mother.

Ms. Acosta has held board-level positions with some of Texas’s most successful corporations. She currently serves on the board of directors of Vistra Corporation, a retail electricity and power generation company located in 18 states across the United States and the District of Columbia. She also served on the board of directors of Veritex Holdings, Inc. from January 2021 until its acquisition by Huntington Bank in October 2025. She served on the board of TPG Pace Energy Holdings Corp. and for more than ten years on the board of Energy Future Holdings Corporation. From 2013 until it was acquired in 2019, she served as a member of the board of directors of Legacy Texas Financial Group, N.A., a bank holding company. From July 2018 through February 2020, Ms. Acosta served as a director of ONE Gas, Incorporated, a publicly traded natural gas distribution company and one of the largest natural gas utilities in the United States.

Texas Governor Greg Abbott has appointed Ms. Acosta to numerous positions, including: in March 2016, to the Texas Higher Education Coordinating Board, the state’s authority on public higher education, for a three-year term; in March 2020, to the Strike Force to Open Texas, as one of 40 members from across the state appointed to this special advisory council; in April 2021, to the Board of Regents of the Texas Tech University System, with a term expiring in January 2027 and where she currently serves as chair of the Facilities Committee and is the immediate past chair of the Audit Committee; and in November 2022, as one of three co-chairs of the 2023 Texas Inaugural Committee. In 2021, Ms. Acosta was honored with the U.S. Presidential Volunteer Service Award. She has served as a commencement speaker for four notable Texas universities.

Ms. Acosta holds a Bachelor of Arts degree from Texas Tech University and a Bank Board Director Certification from Southern Methodist University Southwest School of Banking. She is a graduate of the Harvard University Business School Corporate Governance Program.

Ms. Acosta is well-qualified to serve as a director because of her broad range of experience and directorships. With over 25 years of experience as a Chief Executive Officer in the Construction and Engineering industries, Ms. Acosta excels as a high performing leader with the business acumen and analytical skills needed to drive transformation. She also has over 17 years of experience as a board member on publicly traded corporate boards, where she has served as chair of audit, governance, and risk committees.

Magnolia Oil & Gas	8	2026 Proxy Statement

Proposal 1: Election of Directors

Edward P. Djerejian Independent Age: 87 Director Since: May 2017 Committees: Compensation (Chair) Nominating & Corporate Governance

Edward P. Djerejian served in the U.S. Foreign Service for eight presidents, from John F. Kennedy in 1962 to William J. Clinton in 1994. Prior to his nomination by President Clinton as U.S. ambassador to Israel, in which position he served from 1993 to 1994, he was assistant secretary of state for Near Eastern affairs in both the George H.W. Bush and the Clinton administrations from 1991 to 1993. He was the U.S. ambassador to the Syrian Arab Republic from 1988 to 1991. He also served as special assistant to President Ronald Reagan and deputy press secretary for foreign affairs in the White House from 1985 to 1986.

After his retirement from government service in 1994, he became founding director of Rice University’s Baker Institute for Public Policy, a premier nonpartisan public policy think tank, which he led for 28 years until June 2022. He was appointed a senior fellow at the Middle East Initiative at Harvard Kennedy School’s Belfer Center for Science and International Affairs in June 2022. He has been awarded the Presidential Distinguished Service Award, the Department of State’s Distinguished Honor Award, and numerous other honors, including the Ellis Island Medal of Honor and the Anti-Defamation League’s Moral Statesman Award. He is also a recipient of the Association of Rice Alumni’s Gold Medal and is a life member of the Baker Institute’s Board of Advisors. In 2011, Mr. Djerejian was elected a fellow of the American Academy of Arts and Sciences. He has been a member of the Board of Trustees of the Carnegie Corporation of New York since 2011, where he has served as Vice Chairman and Chairman of the Audit Committee. Mr. Djerejian previously served as a director of Occidental from 1996 to 2015, serving as Chairman of the Board from 2013 to 2015, and as a director of Baker Hughes Incorporated and Global Industries, Ltd., where he was Chairman of the Governance Committee. He also served on the board of directors of The Mexico Fund, Inc. from 2013 to 2025. He holds a Bachelor of Science and a Doctor of Humane Letters, honoris causa, from Georgetown University, as well as a Doctor of Laws, honoris causa, from Middlebury College.

Mr. Djerejian is well-qualified to serve as a director because of his significant directorship experience.

david m. khani Independent Age: 62 Director Since: February 2024 Committees: Audit Compensation

David M. Khani served as Chief Financial Officer of EQT Corporation, a leading independent natural gas producer with an asset base in the core of the Appalachian Basin (“EQT Corp.”), from January 2020 until July 2023. Prior to joining EQT Corp., Mr. Khani served as the Executive Vice President and Chief Financial Officer of CONSOL Energy, an energy company whose businesses during his tenure included natural gas, exploration and production, and coal mining (“CONSOL”), from March 2013 to December 2019, and as Vice President, Finance at CONSOL from September 2011 to March 2013. In addition, Mr. Khani served as Chief Financial Officer and as a member of the board of directors of CNX Midstream Partners LLC (formerly, CONE Midstream LLC), a midstream affiliate of CONSOL and joint venture with Noble Energy (“CNX”), from September 2014 until January 2018; as a member of the board of directors of CNX Coal Resources, a coal mining affiliate of CONSOL, from July 2015 to August 2017; and as Chief Financial Officer and as a member of the board of directors of CONSOL Coal Resources, a coal mining affiliate of CONSOL, from August 2017 to December 2019. Before his time at CONSOL, Mr. Khani was a research director and senior managing director at FBR & Co., an investment banking and capital markets firm, from 1998 to 2011. He began his career as an equity research associate analyst at Prudential Financial, Inc., from 1995 to 1998, and at Lehman Brothers, Inc., from 1993 to 1995. He has been a chartered financial analyst (CFA) for 25 years. Mr. Khani holds a Bachelor of Arts in Biological Sciences from State University of New York—Binghamton and a Master of Business Administration in Corporate Accounting and Finance from the University of Rochester.

Mr. Khani has deep industry knowledge across the Energy and Natural Resources spectrum, including exploration and production, power, midstream, oilfield services, and metals and mining. He also has significant experience in environmental, social, and governance (“ESG”) initiatives, as well as financial and capital markets expertise, that make him well-qualified to serve on Magnolia’s Board.

Magnolia Oil & Gas	9	2026 Proxy Statement

Proposal 1: Election of Directors

James R. Larson Independent Age: 76 Director Since: July 2018 Committees: Audit (Chair) Nominating & Corporate Governance

James R. Larson served as an independent director of CSI Compressco GP LLC, and its predecessor CSI Compressco GP Inc., general partner of CSI Compressco L.P., a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage (“CSI Compressco”), from July 2011 until April 2024, when CSI Compressco was acquired by Kodiak Gas Services, Inc. During his tenure on the CSI Compressco board, Mr. Larson also served as Chairman of its Audit Committee since July 2011 and served as a member of its Conflicts Committee from April 2012 until January 2021 and as Chairman of its Conflicts Committee since August 2021. From September 2005 until his retirement on January 1, 2006, Mr. Larson served as senior vice president of Anadarko Petroleum Corporation, an independent exploration and production company (“Anadarko”). From December 2003 to September 2005, Mr. Larson served as Senior Vice President, Finance and Chief Financial Officer of Anadarko. From 2002 to 2003, Mr. Larson served as Senior Vice President, Finance of Anadarko, where he oversaw treasury, investor relations, internal audits, and acquisitions and divestitures. From 1995 to 2002, Mr. Larson served as Vice President and Controller of Anadarko, where he was responsible for accounting, financial reporting, budgeting, forecasting, and tax. Prior to that, he held various tax and financial positions within Anadarko after joining the company in 1981.

Mr. Larson is a current member of the American Institute of Certified Public Accountants, Financial Executives International, and the Tax Executives Institute. Mr. Larson also served on the board of directors of EV Management, LLC, the general partner of EV Energy GP, L.P., which is the former general partner of EV Energy Partners, L.P., from September 2006 until June 2018. He received his Bachelor of Business Administration from the University of Iowa.

Mr. Larson has over 42 years of experience in the Oil and Natural Gas business and has served as Chief Financial Officer of a large independent oil and natural gas company. We believe that his knowledge of the industry, finance, and accounting makes him well-qualified to serve as a director.

Magnolia Oil & Gas	10	2026 Proxy Statement

Proposal 1: Election of Directors

R. Lewis Ropp Independent Age: 66 Director Since: January 2025 Committees: Audit

R. Lewis Ropp has served as an independent director of Entergy Corporation, an electricity service provider, since August 2025, where he currently serves on the Audit and Corporate Governance Committees. Mr. Ropp previously was a Senior Managing Director and Senior Equity Partner of Barrow Hanley Global Investors, a diversified investment management firm (“Barrow Hanley”), where he served as a Lead Equity Portfolio Manager involved in strategy, new business development, marketing, and client service, from October 2001 until June 2024, at which time he retired. During his time at Barrow Hanley, Mr. Ropp also served as a member of the Executive Committee from 2017 to 2024. Before Barrow Hanley, Mr. Ropp was a research analyst covering exploration and production companies at Howard, Weil, Labouisse, Freidrichs, Inc., from 1998 to 1999, and at Frost Securities, Inc. from 1999 to 2001, where he served as a managing director. Mr. Ropp began his career in 1981 in the oil and gas industry as an operations manager at The Hargett Companies (later acquired by Weatherford, Inc.) and as an associate project engineer at Baker Hughes Company. He was a process team leader at Shell Oil Company from 1990 to 1997 where he oversaw field development, evaluation, well stimulation and workover, economics, and completion design.

As a former commissioned officer of the Louisiana Army National Guard, Mr. Ropp is an honorably discharged U.S. veteran and a recipient of the National Defense Service Medal for service during Desert Storm. From 2017 until 2020, Mr. Ropp served on the United Nations Principles for Responsible Investment Oil & Gas Advisory Committee, leading the engagement conversation with industry CEOs on transition risks for oil and gas companies to a low-carbon environment. Mr. Ropp served on the board of the non-profit SAMS, USA from 2007 to 2024, serving as treasurer and chair of the audit and investment committees; on the board of directors of Leukemia Texas from 2009 to 2024, serving as treasurer and chair of the finance and audit committees; and on the board of Texas Water Mission from 2010 to 2016. Mr. Ropp received a Bachelor of General Studies in 1982 and a Bachelor of Science in Mechanical Engineering in 1990, both from the University of Louisiana, and a Master of Science in Engineering in 1995 and a Master of Business Administration in 1997, both from Tulane University.

Mr. Ropp is well qualified to serve as a director because of his strong background in both the Finance industry and oil and gas operations and engineering, and his unique perspective of having worked in management positions in both the oil service industry and for a major integrated oil company. In addition, a significant focus of Mr. Ropp’s professional career in the Energy industry was on safety and environmental compliance, where he helped design processes and lead health, safety and environmental (HS&E) teams for both upstream and downstream organizations.

Magnolia Oil & Gas	11	2026 Proxy Statement

Proposal 1: Election of Directors

ShANDELL M. SZABO Independent Age: 51 Director Since: May 2024 Committees: Audit

Shandell M. Szabo has served as an independent director of Talos Energy, Inc., an energy company focused on offshore oil and gas exploration and production (“Talos”), since February 2023, where she serves on the Audit Committee and as chairperson of the Safety, Sustainability and Corporate Responsibility Committee. Ms. Szabo previously served on Talos’s Compensation Committee and as co-chair of the Technical Committee. Beginning in February 2020, Ms. Szabo served on the board of directors of EnVen Energy Corporation, which was a private operator of deepwater platforms in the Gulf of Mexico that was acquired by Talos in February 2023, and she served as Chair of the Risk Committee and a member of the Governance Committee until the acquisition. Prior to that, Ms. Szabo served nearly 20 years with Anadarko, until its acquisition by Occidental in August 2019, in various roles of steadily increasing responsibility throughout Anadarko’s U.S. onshore portfolio and deepwater Gulf of Mexico, including Vice President of U.S. Exploration from 2018 to 2019, Vice President of Onshore Exploration from 2016 to 2018, Director of Investor Relations from 2015 to 2016, General Manager of Development, Eaglebine/Base Assets from 2013 to 2015, Geoscience Development Manager, East Texas/North Louisiana from 2011 to 2013, and Regional Geology Manager, Gulf of Mexico Exploration from 2008 to 2010. She began her career at Exxon Mobil Corporation in 1998 in various subsurface and geoscience positions in basins in the U.S. onshore and Gulf of Mexico.

Ms. Szabo serves on the Montgomery County executive leadership team for Blood Cancer United, previously the Leukemia and Lymphoma Society, and is a former Chair of its Student Visionary of the Year Campaign. She is an Advisory Council member of the United Way of Greater Houston. Ms. Szabo received her Bachelor of Science from the University of Michigan and her Master of Science from Texas Christian University, both in Environmental Science with a concentration in Geology.

Ms. Szabo is well-qualified to serve as a director because of her over 27 years of involvement in the Oil and Gas industry, including her geologic and technical background and her leadership experience in upstream operations, exploration and development, finance, and corporate communications.

Vote Required and Board Recommendation

The director nominees will be elected by a plurality of the votes cast by holders of outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Stockholders may not cumulate their votes with respect to the election of directors, and proxies cannot be voted for a greater number of individuals than the eight nominees named in this proxy statement. A properly-executed proxy marked “Withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present. Broker non-votes also have no effect on the outcome of the vote on this Proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES TO THE BOARD.

Magnolia Oil & Gas	12	2026 Proxy Statement

Corporate Governance

Role of the Board of Directors

We maintain a diverse Board made up of individuals with different professional experiences and backgrounds. These individuals bring expertise in exploration and production, finance and accounting, public company leadership, government, academia, strategic planning, and operations to their positions on our Board.

The role of the Board is to provide oversight of management’s policies and strategies, with a commitment to enhancing stockholder value over the long term. The independent directors meet regularly without members of management present in executive session. When the position of Chairman of the Board is not held by an independent director, a Lead Independent Director presides at executive sessions of the independent directors.

Members of the Board are expected to make every effort to attend the meetings of the Board and the committees upon which they serve. During the 2025 fiscal year, the Board held four meetings. All directors attended all of the meetings of the Board and the committees on which they served during the 2025 fiscal year. Our Corporate Governance Guidelines provide that all directors are encouraged to attend our annual stockholder meetings, and six members of our Board attended our 2025 Annual Meeting of Stockholders.

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman of the Board and its leadership structure, from time to time, based on the criteria that it deems in the best interests of the Company and its stockholders. When the position of Chairman is not held by an independent director, a Lead Independent Director may be designated by the Board.

The Board most recently reviewed the Board’s leadership structure in July 2025 and determined that it was in the best interests of the Company and its stockholders to combine the roles of Chairman of the Board and Chief Executive Officer at this time. The Board believes this structure benefits from Mr. Stavros’s unique insight into Magnolia’s day-to-day operations and strategy development in his position as Chief Executive Officer, while providing appropriate independent oversight of management. The Board also appointed Mr. Smith, who had been serving as Magnolia’s independent Chairman of the Board since 2022, as Lead Independent Director in conjunction with this change to facilitate the Board’s oversight role and to provide an effective liaison between Mr. Stavros and the independent directors. The Board believes that the current Board leadership structure balances these important considerations, as demonstrated by the following:

Chairman of the Board and CEO:	Lead Independent Director:

As a senior executive officer of Magnolia since 2017 and as its Chief Executive Officer since 2022, possesses extensive knowledge and deep understanding of Magnolia’s business and the challenges we face

Deep understanding of Magnolia’s business and extensive institutional knowledge having served as an active director since 2017, including rotations on all standing committees of the Board, as Magnolia’s independent Chairman from 2022 to 2025 and as Lead Independent Director during 2022

Facilitates timely deliberation by the Board of the highest priority items through his day-to-day insight into our operations, risks, and opportunities	Extensive experience serving on public company boards, including in the role of Chairman at multiple companies, provides strong background in corporate governance and board leadership
Promotes unity and reliability through consistent leadership direction both internally and externally	Strong working relationship with our Chairman of the Board and Chief Executive Officer
Serves as a bridge between the Board and management, helping both to act with a common purpose	Respected by management and the other directors, promoting a collaborative environment for decision-making and enabling strong oversight of executive leadership
Positioned to most effectively execute Magnolia’s strategy for the business to maximize stockholder value	Provides effective independent leadership to Magnolia’s Board through a robust set of responsibilities described below

Magnolia Oil & Gas	13	2026 Proxy Statement

Corporate Governance

In his role as Lead Independent Director, Mr. Smith’s duties and responsibilities include the following:

◾	Presides at all meetings of the Board at which the Chairman is not present;
◾	Has authority to call meetings of the non-employee directors and to chair all such meetings, including all executive sessions of the Board;
◾	Serves as the primary liaison between the Chairman and the non-employee directors and facilitates discussion and communication among the full Board;
◾	Consults with the Chairman on meeting agendas and meeting schedules to assure key issues are sufficiently addressed;
◾	Advises the Chairman regarding the Board’s information needs and ensures appropriate and timely information is provided to the Board;
◾	In consultation with the Board, reviews and discusses the retention of consultants that report directly to the Board;
◾	Coordinates the annual performance review and evaluation of the Chief Executive Officer in consultation with the chairperson of the Compensation Committee;
◾	Facilitates the Board’s ability to monitor management’s execution of the Company’s long-term strategy; and
◾	Acts as a key advisor to the Chief Executive Officer on a wide variety of Company matters and engages directly with other key members of the leadership team.

The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its stockholders.

Independence of Directors

Under the New York Stock Exchange (“NYSE”) listing rules, the Company is required to have a majority of independent directors serving on the Board. In making independence determinations, the Board observes all applicable requirements, including the corporate governance listing standards established by NYSE, and carefully considers all relevant facts and circumstances. To be considered independent, the Board must determine under applicable NYSE listing standards that a director does not have any direct or indirect “material” relationship with the Company. The Board has also adopted standards for determining whether a director is independent, which examine a variety of potential relationships between the director or the director’s immediate family members and the Company, its auditors, and certain other entities. These standards are located in the Company’s Corporate Governance Guidelines, which are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com.

Currently, seven of our eight directors meet the criteria for independence required by the NYSE and our Corporate Governance Guidelines. The Board has determined that Mmes. Acosta and Szabo and Messrs. Djerejian, Khani, Larson, Ropp, and Smith are independent within the meaning of Section 303A.02 of the NYSE Listing Manual. Mr. Larson has historically been one of the director nominees of EnerVest, Ltd. (“EnerVest”), which was considered by the Board in its determination of Mr. Larson’s independence. EnerVest has not had any director nomination rights since 2022 and, following February 12, 2026, owns no shares of Common Stock in the Company. Certain of our directors have from time to time been directors or executive officers at companies on whose board of directors other of our directors have served. There are no family relationships between any of the nominees for director or between any nominee and any executive officer of Magnolia.

Board Role in Risk Oversight

In its risk oversight role, the Board has the responsibility to oversee the Company’s risk management process to ensure its adequacy and that it is implemented properly by management. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management also attends Board meetings, as well as certain committee meetings, in order to review impacts to our operations, assess our progress on internal priorities, and address any questions or concerns raised by directors on risk management and any other matters, including but not limited to the regulation of emissions, our environmental commitments, climate-related risk, and the health and safety aspects of our business. The Board monitors these risks, including stakeholder concerns, to ensure that the Company responds accordingly.

Magnolia Oil & Gas	14	2026 Proxy Statement

Corporate Governance

The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk as follows:

Audit Committee	Compensation Committee	Governance Committee
Assists the Board in fulfilling its oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls.	Develops compensation arrangements designed to attract and retain employees, while appropriately reflecting Company performance and aligning with stockholder interests.	Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure, and corporate governance.
Has general oversight over cybersecurity risks and management’s cybersecurity policies and practices.	Annually assesses whether the Company’s compensation policies and practices could lead to excessive risk-taking behavior by executives and employees.	Assesses the effect on the Board’s leadership structure of the Board’s role in the risk oversight of the Company.
Monitors and reviews the Company’s compliance with its Risk Management Policy relating to commodity hedging transactions.	Develops, in consultation with our Chief Executive Officer, the Company’s management succession plan.	Provides general oversight and recommendations to the Board regarding the Company’s ESG policies and practices.
Regularly reviews risk assessment reports provided by management.

All of the committees report back to the full Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.

Commitment to Sustainability

At Magnolia, our mission is to build a winning company that safeguards workers and the environment, enhances careers, strengthens local communities, and increases value for all stakeholders. We believe we are well positioned to deliver sustained value for our investors while operating our business in a safe and environmentally responsible manner. We recognize that with growth comes increased responsibility to share information about our business and our priorities in the areas of environmental stewardship, safety, workforce development, community outreach, and corporate governance.

Magnolia Oil & Gas	15	2026 Proxy Statement

Corporate Governance

In support of these commitments, we have released an annual sustainability report since 2021 to keep our stakeholders informed about our efforts to sustainably deliver value and responsibly develop oil and natural gas resources. Our 2025 sustainability report is available for download in the Sustainability—Sustainability Overview section of our website at www.magnoliaoilgas.com. Our 2025 sustainability report includes details on key environmental highlights and achievements, robust corporate governance practices, and recent workplace recognition based on employee survey feedback, with a standout theme of the 2025 report being the positive economic and social impact Magnolia has made in the areas where we operate. The report is not incorporated by reference into this proxy statement or considered to be part of this document. Highlights of our 2025 sustainability report and our ESG practices generally include:

Environmental
Managing Greenhouse Gas Emissions

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From 2020 to 2024, we reduced our Scope 1 Greenhouse Gas (GHG) intensity rate (our GHG emissions as a percentage of our gross operated production) by 21 percent, despite consistent increases in oil and gas production from our operations. We plan to make data regarding our 2025 GHG intensity rate available in our 2026 sustainability report, which we anticipate releasing in the summer of 2026.

Efforts to Minimize Flaring

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From 2020 to 2024, we reduced our flaring intensity rate (the amount of gas flared as a percentage of our total production) by 68 percent. Routine gas flaring was occurring at some oil and gas producing properties we acquired in 2023. Because routine flaring is not consistent with our operational standards, we have projects underway to conform these properties to our standards. We plan to make data regarding our 2025 flaring rate available in our 2026 sustainability report, which we anticipate releasing in the summer of 2026.

Reducing Methane and Volatile Organic Compounds (“VOC”) Emissions

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We have integrated vapor recovery towers and units into our tank battery design to capture flash gas and minimize methane emissions from our storage tanks. By year end 2024, about 82 percent of our oil production was produced through facilities with Vapor Recovery Units (“VRUs”) installed. We expanded our fleet of electrically driven VRUs in 2024 to further capture low pressure emissions, reduce fuel consumption, and improve runtime efficiency. Finally, we increased the vapor compression horsepower deployed in our field operations, growing capture capacity from 15 to 26 million cubic feet per day as we entered 2025.

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For 2025, we invested in improving the accuracy of our methane emissions reporting, including conducting quarterly aerial site surveys, installing devices to continuously monitor such emissions at selected sites, and additional Leak Detection and Repair (“LDAR”) surveying at our facilities. We use optical gas-imaging cameras to identify natural gas leaks from our equipment so they can be repaired as soon as possible. Our LDAR team, which beginning in 2024 is comprised entirely of Magnolia employees, surveys our facilities more frequently than required by regulation, allowing us to minimize the time to find and repair potential issues.

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We continue to focus on methods to reduce our direct methane emissions, such as converting facilities to air or using low- and intermittent-bleed pneumatic controllers across our operations. All facilities built by Magnolia since 2018 run on compressed air rather than natural gas-driven systems.

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Magnolia is a participating member of The Environmental Partnership (administered by the American Petroleum Institute), which consists of U.S. oil and natural gas companies committed to continuously improving the industry’s environmental performance.

Lessening Surface Impacts

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Magnolia does not operate in any areas containing critical habitats, as designated by wildlife protection laws, or known to contain threatened, endangered, or migrating species.

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We use multi-well pad drilling to drill multiple wells from a single surface location, which significantly reduces our physical footprint, minimizes surface impacts, and allows us to produce hydrocarbons more efficiently.

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Magnolia has response plans and processes in place designed to quickly control and remediate any releases, including a comprehensive Spill Prevention, Control, and Countermeasure plan, and tracks all spills, regardless of volume.

Magnolia Oil & Gas	16	2026 Proxy Statement

Corporate Governance

Managing Drilling and Hydraulic Fracturing Operations Responsibly

■

We do not routinely generate hazardous wastes in our operations that could pose a threat to land resources, wildlife, or residents nearby our facilities. After every fracturing operation, we work with our service providers to post publicly available information about the chemicals we use on the FracFocus website.

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99 percent of the fluid we pump in our hydraulic fracturing operations is water. We do not use diesel or fluids containing benzene, toluene, ethylbenzene, or xylenes in the hydraulic fracturing process.

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We source the proppant we use in our hydraulic fracturing operations from local suppliers, whenever possible. For example, all proppant we used in our 2025 Giddings fracturing operations came from local sand mines. In addition to supporting the communities where we operate, this local sourcing allows us to minimize trucking time and diesel fuel usage.

■

We use GenAssist, a proprietary generator management system, to help drilling teams reduce fuel consumption and emissions and extend maintenance intervals. We also use engine standby controls in our hydraulic fracturing operations to reduce idle time and fuel consumption and emissions.

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We continue to make significant investments to electrify our field operations, spending more than $1.23 million in 2025 to secure service for our facilities, upgrade the electric grid in areas where we operate, and provide power stabilization for our current and future developments.

Protecting Water Resources

■

Magnolia does not operate in areas where we have identified water scarcity as an issue. Before we begin any new development, we identify any streams, creek beds, or wetlands and take action required by regulation to protect those areas.

■

We do not discharge any produced water to surface. Nearly all produced water is injected into intermediate-depth saltwater disposal wells. The volumes we inject into these wells are within permitted levels.

■

We adhere to recognized standards and all applicable regulations for well design and construction and use rigorous processes to isolate and protect groundwater. When drilling wells, we install multiple layers of metal casing as a primary shield. In all, we routinely install seven alternating layers of steel and cement to create an impermeable barrier between the wellbore and groundwater. Before hydraulic fracturing operations begin, we pressure test the well per industry best practices to ensure long term well integrity.

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Our processes are designed to fully seal off inactive wellbores in accordance with applicable regulations and our lease agreements, and we actively monitor and assess the mechanical integrity of legacy inactive wells.

Social
Valuing Safety

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Our health, safety, environmental and regulatory (“HSER”) team is led by a seasoned industry leader who directs our work in process and field-based safety and regulatory relations, and we employ HSER representatives in our field locations who are tasked with supporting our drilling and completion operations.

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The Magnolia Good Catch Program and Great Catch Awards recognize and reward employees who identify and submit potential safety or environmental issues before they arise. This program has been extended to our contract workforce as the “Partner in Safety” program.

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We maintain field level and corporate emergency response and crisis communication plans, conduct drills to test those plans, and work to continuously improve incident response times. We collect and monitor safety data and track our performance against our metrics through our regularly updated HSER Safety Scorecard.

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We have implemented various programs to enhance worker safety, including our Fleet Monitoring Program, which equips our Company vehicles with GPS monitoring systems that also help improve driving performance and increase efficiency.

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In 2025, our full-time field employees, on average, received approximately 60 hours of Health, Safety, and Environmental training designed to enhance their skills.

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As employees and as a company, we respect and support the protection and advancement of universally recognized human rights. Our employees are prohibited from engaging in any activity that is in any way linked to forced labor, modern slavery, or human trafficking.

Fostering Workforce Opportunities

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Magnolia is committed to creating and maintaining a workplace in which all employees have an opportunity to participate and contribute to the success of the business and are valued for their expertise, experience, and ideas.

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We provide several training initiatives, recently focusing on areas such as business education, effective communications, leadership, cross-functional collaboration, and computer skills. In 2025, we continued our CyberStrong cybersecurity awareness program, which is designed to make our team aware of the cyberthreats our company faces and provide them tools necessary to understand and counter those threats.

Magnolia Oil & Gas	17	2026 Proxy Statement

Corporate Governance

Developing a Winning Team and an Ownership Culture

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All Magnolia employees receive shares of Company stock as part of their overall compensation. As owners, our employees use their diverse experience and expertise to create value for investors by growing our assets, generating free cash flow, maintaining financial flexibility and ensuring thoughtful capital allocation.

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For the third year in a row, Magnolia was recognized as a top workplace in the annual Houston Chronicle Top Workplaces survey, placing sixth among participating mid-sized companies in the greater Houston area in 2025 based on employee feedback on workplace satisfaction in several areas.

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Our Think Like a Magnolia Owner CEO Awards recognize individuals or teams across the company who deliver projects or initiatives that generate stockholder value, improve company performance, or provide increased efficiencies or cost reductions.

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Magnolia offers a workplace flexibility program designed to support its business operations while giving eligible employees flexibility to work where they can be most productive.

Supporting Our Communities

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Magnolia is committed to strengthening the local communities where it operates. We make a $1,000 donation annually on each employee's behalf to the charitable organization of their choice, in addition to contributing through Magnolia’s Field Giving Program, which provides direct donations to non-profit organizations in local communities where we operate. Through these efforts, contributions went to a variety of organizations such as volunteer fire departments and school districts, food banks, historic preservation organizations, faith-based groups, and charities providing services to children and young adults, among other causes.

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In 2025, over 90 percent of the new hires in our field locations came from the communities where they work or nearby locations and most continue to live in those communities. We further seek to make positive economic and social impacts in the areas where we operate through royalty, lease, and surface payments to Texas residents, tax payments to fund improvements in Texas communities, and our focus on sourcing and prioritizing Texas-based vendors and service providers to support our operations, whenever possible.

Governance
Valuing Independent and Qualified Directors

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Seven of our eight Board members (or 88 percent of our Board) are independent. All members of our Board committees are independent directors.

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The Lead Independent Director is appointed annually by and from the independent directors of the Board and serves a valuable role in the overall leadership of the Board by providing additional oversight of the management team.

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Two of our directors are women. One of our three Board committees is chaired by a woman.

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One of our directors, Ms. Acosta, is Hispanic, and one of our directors, Mr. Khani, is of Middle Eastern descent.

Promoting Strong Corporate Governance Practices

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All of our directors are elected on an annual basis.

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We do not have any super-voting shares, meaning each share of our Common Stock is entitled to one vote.

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We do not have a shareholder rights (poison pill) or similar plan.

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We regularly review our Board committee charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics, and other governance documents.

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The Board and its committees conduct annual self-evaluations.

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We have adopted clawback, insider trading, anti-hedging, and anti-pledging policies and have implemented stock ownership guidelines for our officers and directors.

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We have an active stockholder engagement program. We recognize the importance of listening to and seeking feedback from our stakeholders as we make decisions about how we manage ESG and other risks and opportunities facing our business. During 2025, we met with stockholders representing more than 60 percent of Magnolia’s outstanding shares.

The duties and responsibilities of our Governance Committee pursuant to its charter include oversight over our ESG policies and practices. The Governance Committee meets at least twice per year to understand and monitor climate-related trends and issues, environmental and safety policies, potential ESG governance risks, legislative and regulatory developments, and social responsibility and safety matters. In addition, the Governance Committee oversees the preparation of our sustainability reports. We also have an ESG working group, consisting of select individuals across the Company, to manage our ESG initiatives and regularly report to the Governance Committee.

Magnolia Oil & Gas	18	2026 Proxy Statement

Corporate Governance

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics applicable to the directors, officers, and employees of the Company and its subsidiaries. We have also adopted Corporate Governance Guidelines that address, among other things, director qualifications, responsibilities, and compensation, director access to officers, employees and advisors, and determinations regarding director independence. Copies of the Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available in the Sustainability—Corporate Governance section of our website at www.magnoliaoilgas.com. We intend to disclose any amendments to, or waivers from, our Code of Business Conduct and Ethics that apply to senior executives by posting such information, if any, on the Company’s website.

Committees of the Board of Directors

Our Bylaws authorize the Board to appoint such committees as it deems advisable, with each committee having the authority to perform the duties determined by the Board. Each of the Board’s three standing committees reports to the Board and is comprised entirely of independent directors. The composition, duties, and responsibilities of these committees are set forth below.

Audit Committee
Members	Primary Responsibilities	Meetings in 2025
■ James R. Larson (Chair) ■ David M. Khani ■ R. Lewis Ropp ■ Dan F. Smith (until May 2025) ■ Shandell M. Szabo

The principal functions of the Audit Committee are detailed in the Audit Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include overseeing:

◾
Audits and the integrity of the Company’s financial statements;
◾
The Company’s processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;
◾
The qualifications, engagement, compensation, independence, and performance of the Company’s independent auditor; and
◾
The performance of the Company’s internal audit function.
4

Under the NYSE listing standards and applicable SEC rules, the Company is required to have at least three members on the Audit Committee, all of whom must be independent. Currently, the Audit Committee consists of Messrs. Khani, Larson, and Ropp, and Ms. Szabo, with Mr. Larson serving as the chair. The Board has determined that Messrs. Khani, Larson, and Ropp, and Ms. Szabo qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that each of Messrs. Khani, Larson, and Ropp qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Magnolia Oil & Gas	19	2026 Proxy Statement

Corporate Governance

Compensation Committee
Members	Primary Responsibilities	Meetings in 2025
■ Edward P. Djerejian (Chair) ■ Arcilia C. Acosta ■ David M. Khani (starting May 2025) ■ Dan F. Smith	The principal functions of the Compensation Committee are detailed in the Compensation Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include: ◾ Determining and approving the compensation of executive officers; ◾ Reviewing and approving incentive compensation and equity compensation policies and programs; and ◾ Planning for Chief Executive Officer and management succession and guiding and overseeing management development.	2

For additional information regarding our processes and procedures for the consideration and determination of executive and director compensation, please see “Director Compensation” and “Compensation Discussion and Analysis” in this proxy statement. Subject to applicable laws and rules, the Compensation Committee may delegate its responsibilities to a subcommittee solely comprised of one or more members of the Compensation Committee or, with respect to the administration of the Company’s incentive compensation and equity-based compensation plans, to management.

Under the NYSE listing standards, the Company is required to have a Compensation Committee, all members of which must be independent. Currently, the Compensation Committee consists of Ms. Acosta and Messrs. Djerejian, Khani, and Smith, with Mr. Djerejian serving as the chair. The Board has determined that Ms. Acosta and Messrs. Djerejian, Khani, and Smith qualify as independent directors according to applicable NYSE rules and regulations with respect to compensation committee membership and as non-employee directors for purposes of Rule 16b-3 of the Exchange Act.

Compensation Committee Interlocks and Insider Participation. For the 2025 fiscal year, the Compensation Committee consisted of Ms. Acosta and Messrs. Djerejian, Khani (starting May 2025), and Smith. No member of the Compensation Committee is or has been an executive officer of Magnolia, was an employee of Magnolia during the last fiscal year or as of the date of this proxy statement, or is serving or has served as an executive officer of another entity at which an executive officer of Magnolia is a member of such entity’s compensation committee. During 2025, no executive officer of Magnolia served as a director of another entity that had an executive officer serving as a Magnolia director.

Magnolia Oil & Gas	20	2026 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee
Members	Primary Responsibilities	Meetings in 2025
■ Arcilia C. Acosta (Chair) ■ Edward P. Djerejian ■ James R. Larson ■ Dan F. Smith (starting May 2025)

The principal functions of the Governance Committee are detailed in the Governance Committee charter, which is available in the Sustainability—Corporate Governance section of the Company’s website at www.magnoliaoilgas.com, and include:

◾
Identifying, screening, and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the Annual Meeting of Stockholders or to fill vacancies on the Board;
◾
Overseeing the Company’s Corporate Governance Guidelines and overall corporate governance practices and principles;
◾
Overseeing the annual self-evaluation of the Board, its committees, individual directors, and management, and monitoring compliance with the Company’s stock ownership guidelines for directors and executive officers; and
◾
Providing oversight and recommendations to the Board regarding the Company’s ESG policies and practices.
2

For additional information regarding the Board’s internal review process, please see “—Qualifications of Directors and Board Composition” in this proxy statement.

Currently, the Governance Committee consists of Ms. Acosta and Messrs. Djerejian, Larson, and Smith (starting May 2025), with Ms. Acosta serving as the chair.

Process for the Selection of New Directors and Board Refreshment

Each year, the Board proposes a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Directors are elected for a one year term.

In fulfilling its responsibility to oversee the selection of directors, the Governance Committee will consider persons identified by our stockholders, management, and others. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, directors, and members of management. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information in writing to the Governance Committee at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046.

The Board is committed to thoughtful refreshment of the composition of the Board to ensure an effective and well-functioning Board. In 2023, the Board surveyed the skills and expertise of its existing members to identify where additional expertise on the Board would align with Magnolia’s current strategic objectives and evolving needs and expectations and engaged an outside director search firm, Spencer Stuart, to assist in identifying potential director candidates. The Company added two new independent, non-employee directors to the Board in 2024—Mr. Khani and Ms. Szabo—and added one new independent, non-employee director in 2025. Mr. Ropp, who joined the Board effective January 7, 2025 to fill an existing vacancy, brings expertise in finance, capital markets, and investment management, as well as past work experience at both oil service and integrated oil companies.

Since 2022, Magnolia has refreshed 50 percent of its Board to create an appropriate balance between maintaining longer-term directors with valuable institutional knowledge of the Company and adding directors who bring a diversity of perspectives and experiences.

Magnolia Oil & Gas	21	2026 Proxy Statement

Corporate Governance

Qualifications of Directors and Board Composition

The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board and the appropriate criteria that directors are required to fulfill (including experience, qualifications, attributes, skills, and other characteristics) in the context of the current make-up of the Board and the needs of the Board given the circumstances of the Company. As part of this process, the Governance Committee considers director feedback provided through the annual self-evaluations of the Board and its committees, which consist of formal assessments by members of the performance of the Board and each standing committee for the year to ensure the Board and its committees are functioning effectively and to identify areas of potential improvement.

In identifying and screening director candidates, the Governance Committee considers whether the candidates fulfill the criteria for directors approved by the Board, including integrity, objectivity, independence, sound judgment, leadership, relevant experience, and courage. In addition, the Governance Committee believes that, in general, directors should be actively engaged in business, have an understanding of financial statements, corporate budgeting, and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, and be willing to devote significant time to the oversight duties of the board of directors of a public company.

The Board considers diversity to be a relevant factor when evaluating director candidates so that the Board’s membership overall possesses the variety of knowledge and skills that will best support Magnolia’s governance and strategic needs. Pursuant to its charter, the Governance Committee will include diversity among the attributes it considers in its annual assessment of the appropriateness of the Board’s composition. Specifically, the Governance Committee considers how a candidate is able to promote a diversity of viewpoint or perspective based on the person’s education, background, experience, and professional employment (for example, in relation to finance and accounting, operations, strategy, risk management, technical expertise, policy-making, etc.). In addition, after considering the qualifications, skills, and attributes possessed by the Board’s membership, the Governance Committee also considers whether there are any areas of expertise, requirements, or other characteristics that would enhance the make-up of the overall Board and its ability to effectively fulfill its oversight function in the best interests of our stockholders.

Communications with the Board

All stockholders and other interested parties who wish to contact the Board may send written correspondence to Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, Attention: Corporate Secretary or Chairman of the Board. Communications may be addressed to an individual director (including the Chairman of the Board or the Lead Independent Director), to the non-employee or independent directors as a group, or to the Board as a whole.

Magnolia Oil & Gas	22	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding ownership of shares of voting securities of the Company as of March 9, 2026 by:

◾ Each person who is known by the Company to own beneficially more than 5 percent of the outstanding shares of any class of the Company’s voting securities;	◾ Each of the Company’s current Named Executive Officers and directors; and	◾ All current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over the security or has the right to acquire the security within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

Beneficial Ownership Table

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting Common Stock beneficially owned by them. Unless otherwise indicated, the address of each person named in the table below is Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. The beneficial ownership of voting securities of the Company is based on 185,655,934 shares of Class A Common Stock and no shares of Class B Common Stock, in each case, issued and outstanding as of March 9, 2026.

Name of Beneficial Owner	Number of Shares	Percentage
Five Percent (5%) or Greater Stockholders
BlackRock, Inc. (1)	27,207,268	14.65%
The Vanguard Group, Inc. (2)	20,757,369	11.18%
American Century Investment Management, Inc. (3)	11,213,871	6.04%
Directors, Nominees and Named Executive Officers (4)
Arcilia C. Acosta	128,249	*
Edward P. Djerejian	128,425	*
David M. Khani	16,302	*
James R. Larson	90,975	*
R. Lewis Ropp	14,687	*
Dan F. Smith	119,204	*
Shandell M. Szabo	26,035	*
Christopher G. Stavros	646,080	*
Timothy D. Yang	445,999	*
Brian M. Corales	99,461	*
All directors, nominees and current executive officers, as a group (10 individuals)	1,715,417	*

* Less than 1 percent.

(1)	BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company or control person for various subsidiaries, may be deemed to beneficially own the indicated shares of Class A Common Stock. BlackRock has sole voting power over 27,001,416 shares of Common Stock and sole dispositive power over 27,207,268 shares of Common Stock. BlackRock does not have shared voting or shared dispositive power over any of the shares. BlackRock’s address is 50 Hudson Yards, New York, New York 10001. This information is based on BlackRock’s most recent Statement on Schedule 13G/A filed on April 30, 2025, which also discloses that the interest of iShares Core S&P Small-Cap ETF in the Common Stock is more than five percent of the total outstanding common stock of Magnolia.

Magnolia Oil & Gas	23	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(2)	The Vanguard Group, Inc. (“Vanguard”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. Vanguard has shared voting power over 304,637 shares of Common Stock, sole dispositive power over 20,274,305 shares of Common Stock, and shared dispositive power over 483,064 shares of Common Stock. Vanguard does not have sole voting power over any of the shares. Vanguard’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock. Vanguard’s address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based on Vanguard’s most recent Statement on Schedule 13G/A filed on April 10, 2024.
(3)	American Century Investment Management, Inc. (“ACIM”), in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares of Class A Common Stock. This information is based on ACIM’s most recent Statement on Schedule 13G filed jointly on November 8, 2024, with American Century Companies, Inc., as a parent holding company or control person (“ACC”), and Stowers Institute for Medical Research, as a parent holding company or control person (“Stowers” and, together with ACIM and ACC, “American Century”). American Century has sole voting power over 10,974,906 shares of Common Stock and sole dispositive power over 11,213,871 shares of Common Stock. American Century does not have shared voting or shared dispositive power over any of the shares. Various persons, including the investment companies and separate institutional investor accounts that ACIM serves, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. American Century’s address is 4500 Main Street, 9th Floor, Kansas City, Missouri, 64111.
(4)	Does not include any shares of Common Stock that are subject to outstanding restricted stock units (“RSUs”) or performance share units (“PSUs”) previously granted to our directors or executive officers, except to the extent the directors and executive officers have the right to acquire any such shares within 60 days of March 9, 2026. The amounts reported for each of the non-employee directors include 7,940 RSUs (11,549 RSUs, in the case of Mr. Smith) that are scheduled to vest on May 7, 2026, in each case, subject to the director’s continued service through the specified date. In addition, the amounts reported include vested RSUs held in the nonqualified deferred compensation plan by certain non-employee directors, as follows: (a) for Ms. Acosta, 12,109 vested RSUs, (b) for Mr. Khani, 8,362 vested RSUs, and (c) for Mr. Ropp, 2,247 vested RSUs. Information regarding all outstanding RSU and PSU awards held by each director and executive officer as of December 31, 2025 may be found in the tables and accompanying footnotes in the sections entitled “Director Compensation—Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards at 2025 Fiscal Year-End.” As of March 10, 2026, the number of shares beneficially owned by Mr. Djerejian was 110,425.

Magnolia Oil & Gas	24	2026 Proxy Statement

Certain Relationships and Related Party Transactions

Amended and Restated Limited Liability Company Agreement of Magnolia LLC

At the closing of our completed business combination on July 31, 2018 (the “Business Combination”), Magnolia along with Magnolia Oil & Gas Parent LLC (“Magnolia LLC”) and certain funds affiliated with EnerVest party thereto (the “EnerVest Members”) entered into Magnolia LLC’s amended and restated limited liability company agreement (the “Magnolia LLC Agreement”), which sets forth, among other things, the operations of Magnolia LLC and the rights and obligations of the holders of units in Magnolia LLC (“Magnolia LLC Units”).

Pursuant to the Magnolia LLC Agreement, the EnerVest Members have a redemption right, which entitles them to cause Magnolia LLC to redeem, from time to time, all or a portion of their Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for, at Magnolia LLC’s option, either (i) newly issued shares of Class A Common Stock on a one-for-one basis (subject to customary adjustments, including for stock splits, stock dividends and reclassifications), or (ii) a cash payment equal to the product of (A) the number of shares of Class A Common Stock that would have been received in the redemption if the cash payment election had not been made, and (B) the average of the volume-weighted average price of a share of Class A Common Stock for the ten trading days prior to the date the EnerVest Members deliver a notice of redemption for each Magnolia LLC Unit redeemed.

On February 12, 2026, the EnerVest Members redeemed 4.8 million Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) for an equivalent number of shares of Class A Common Stock and subsequently sold these shares to the public. Magnolia did not receive any proceeds from the sale of shares of Class A Common Stock by the EnerVest Members.

In connection with Magnolia’s declaration of cash dividends to date since the beginning of the 2025 fiscal year, as applicable: (i) on February 3, 2025, Magnolia LLC declared a cash distribution of $0.15 per Magnolia LLC Unit to holders of record as of February 14, 2025, and $0.8 million was distributed to the EnerVest Members in the aggregate on March 3, 2025; (ii) on April 29, 2025, Magnolia LLC declared a cash distribution of $0.15 per Magnolia LLC Unit to holders of record as of May 12, 2025, and $0.8 million was distributed to the EnerVest Members in the aggregate on June 2, 2025; (iii) on July 29, 2025, Magnolia LLC declared a cash distribution of $0.15 per Magnolia LLC Unit to holders of record as of August 11, 2025, and $0.8 million was distributed to the EnerVest Members in the aggregate on September 2, 2025; (iv) on October 28, 2025, Magnolia LLC declared a cash distribution of $0.15 per Magnolia LLC Unit to holders of record as of November 10, 2025, and $0.8 million was distributed to the EnerVest Members in the aggregate on December 1, 2025; and (v) on January 29, 2026, Magnolia LLC declared a cash distribution of $0.165 per Magnolia LLC Unit to holders of record as of February 10, 2026, and $0.9 million was distributed to the EnerVest Members in the aggregate on March 2, 2026.

Upon entry into the Magnolia LLC Agreement, Magnolia became the sole managing member of Magnolia LLC. Since the closing of the Business Combination, Magnolia has operated its business through Magnolia LLC and its subsidiaries. As of March 9, 2026, Magnolia (and its subsidiary Magnolia Oil & Gas Holdings, LLC) owned 100 percent of the interest in Magnolia LLC.

Common Stock Purchases from EnerVest Members

On February 12, 2026, Magnolia LLC repurchased and subsequently cancelled the remaining 0.7 million Magnolia LLC Units (and a corresponding number of shares of Class B Common Stock) owned by the EnerVest Members for aggregate cash consideration of $19.8 million at a price of $26.39 per share.

Following the redemptions discussed in the immediately preceding section and the repurchases discussed in this section, the EnerVest Members ceased to hold any Magnolia LLC Units or shares of Common Stock.

Registration Rights Agreement

In connection with the closing of the Business Combination, Magnolia entered into a registration rights agreement (the “Registration Rights Agreement”) with Magnolia’s independent directors prior to the Business Combination (including Ms. Acosta, Mr. Djerejian, and Mr. Smith) (collectively, the “Holders”), pursuant to which the Company is obligated, subject to the terms thereof and in the manner contemplated thereby, to register for resale under the Securities Act all or any portion of the shares of Class A Common Stock that the Holders held as of July 31, 2018 and that they may have acquired or might acquire thereafter, including upon conversion, exchange, or redemption of any other security therefor.

Under the Registration Rights Agreement, the Holders also have “piggyback” registration rights that allow them to include the shares of Class A Common Stock that they own in certain registrations initiated by the Company or one or more

Magnolia Oil & Gas	25	2026 Proxy Statement

Certain Relationships and Related Party Transactions

selling security holders. Pursuant to the Registration Rights Agreement, the Company has filed and taken effective two registration statements on Form S-3, each of which registered, among other things, the offering by the Holders of the shares of Class A Common Stock included therein.

Related Person Transaction Policy

Magnolia has a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which Magnolia participates (whether or not Magnolia is a party) and a related person has a direct or indirect material interest in such transaction.

Any transaction that may be a related person transaction between the Company and (i) its directors, director nominees, or executive officers, (ii) any record or beneficial owner of greater than 5 percent of its Common Stock, or (iii) any immediate family member of any person specified in (i) or (ii), must be reported to the Audit Committee. The Audit Committee is responsible for reviewing all related person transactions and, where the Audit Committee determines that such transactions are in the Company’s best interests, approving such transactions in advance of any such transaction being given effect.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee shall, in its judgment, consider in light of the relevant facts and circumstances and the various factors enumerated in the policy, whether the transaction is, or is not, in the best interests of Magnolia.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Magnolia’s policy also includes certain exceptions for transactions that need not be reported and provides the Audit Committee with the discretion to pre-approve certain transactions.

Magnolia Oil & Gas	26	2026 Proxy Statement

Director Compensation

Only our non-employee directors are compensated for serving as directors. Mr. Stavros, our President, Chief Executive Officer, and Chairman of the Board, is the only member of our Board who is also an employee, and all compensation received by him from Magnolia in 2025 is included in the “2025 Summary Compensation Table.”

Non-Employee Director Compensation Program

We believe that director compensation should be structured to attract and retain qualified directors. The Compensation Committee recommends to the Board for approval general principles for determining the form and amount of non-employee director compensation and, subject to such principles, evaluates annually the status of non-employee director compensation in relation to comparable U.S. companies (in terms of size, business sector, and other factors), and reports findings and recommendations to the Board for approval.

In early 2025, the Compensation Committee reviewed the competitiveness of our non-employee director compensation program as compared to the 2025 Compensation Peer Group (described below under “Compensation Discussion and Analysis—Setting Executive Compensation—Compensation Peer Group”) with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”). Based on this review, it was determined that the compensation for regular Board service was competitively positioned near the market median, but that adjustments to the supplemental retainers for certain Board leadership positions and committee service were warranted to further align with the Compensation Peer Group median compensation level. As a result, effective February 12, 2025, the Compensation Committee recommended, and the Board approved, the Company’s 2025 non-employee director compensation program as set forth below:

Compensation Element	2024	2025
Annual Cash Retainer	$85,000	$85,000
Annual Equity Retainer	$165,000	$165,000
Supplemental Retainer for Audit Committee Chair	$25,000	$25,000
Supplemental Retainer for Compensation Committee Chair	$20,000	$20,000
Supplemental Retainer for Governance Committee Chair	$15,000	$20,000
Supplemental Retainer for Audit Committee Members (other than the Audit Committee Chair)	$5,000	$5,000
Supplemental Retainer for Compensation and Governance Committee Members (other than the Committee Chairs)	n/a	$5,000
Supplemental Retainer for Non-Executive Chairman / Lead Independent Director (1)	$50,000	$50,000
Supplemental Equity Retainer for Non-Executive Chairman / Lead Independent Director (1)	$75,000	$75,000
(1)	Effective July 29, 2025, Mr. Smith transitioned from non-executive Chairman of the Board to the position of Lead Independent Director, and the Board determined it was appropriate to retain the cash and equity supplemental retainers at the same levels for the Lead Independent Director for the remainder of the current Board term. Please see “Corporate Governance—Board Leadership Structure” for further discussion of Mr. Smith’s role and responsibilities as Lead Independent Director.

The following discussion further describes the components of our non-employee director compensation program:

Cash Fees

The annual cash retainer and all supplemental retainers (other than Mr. Smith’s supplemental equity retainer) are paid in cash in substantially equal quarterly installments within ten days following the last day of each calendar quarter and are pro-rated for any partial calendar quarter in which a non-employee director serves on the Board or in a role to which a supplemental retainer applies, as applicable.

Reimbursement of Expenses

Each non-employee director is reimbursed for business-related expenses, including travel, to attend meetings and activities of the Board or its committees, subject to such substantiation requirements as the Company may require.

Magnolia Oil & Gas	27	2026 Proxy Statement

Director Compensation

Equity Awards

Each non-employee director who is elected at an Annual Meeting of Stockholders receives an annual equity award in the form of restricted stock units (“RSUs”) granted under the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Long Term Incentive Plan”).

In determining the number of RSUs subject to the annual equity awards granted to our non-employee directors in 2025, we divided the annual equity award target value of $165,000 by the 20-day average closing price of our Common Stock up to and including May 6, 2025, the last trading day before our 2025 Annual Meeting of Stockholders. Based on this calculation, each non-employee director who was elected at the 2025 Annual Meeting of Stockholders received an annual equity award of 7,940 RSUs granted on May 7, 2025, except for Mr. Smith, who received an annual equity award at that time equal to 11,549 RSUs, which was comprised of his annual equity retainer and his supplemental equity retainer.

If a non-employee director first joins the Board other than at an Annual Meeting of Stockholders, the director will receive an initial equity award in the form of RSUs upon such non-employee director’s appointment to the Board, with the amount of the award pro-rated to reflect the period of time remaining in the Board term during which the appointment occurs. Mr. Ropp received such an initial RSU award upon his appointment to the Board in January 2025. In determining the number of RSUs subject to the initial RSU award granted Mr. Ropp, we divided the annual equity award target grant value of $165,000 by the 20-day average closing price of our Common Stock up to and including January 6, 2025 (the last trading day before Mr. Ropp’s appointment), and then multiplied that number by a fraction representing the remainder of the then-current Board term. Based on this calculation, Mr. Ropp received an initial equity award of 2,247 RSUs granted on January 7, 2025.

RSUs granted to non-employee directors (including the 2025 annual equity awards and the initial equity award granted to Mr. Ropp) generally vest in full and are settled in shares of our Common Stock on the earlier to occur of (i) the first anniversary of the date of grant, and (ii) the day preceding the Company’s next Annual Meeting of Stockholders, in each case, subject to the non-employee director’s continued service on the Board and the other terms and conditions of the Long Term Incentive Plan and the applicable award agreement. If, in connection with or following a change in control, a non-employee director ceases to serve as a Board member or other service provider, the RSUs will vest in full. In the event of a change in control in which the successor company does not assume the RSUs, the RSUs will vest in full on the date of the change in control if the director has continued to provide services through that date.

Non-employee directors are eligible to participate in a nonqualified deferred compensation plan that gives them the option to defer the settlement date of RSUs until the earlier of (i) the date on which such non-employee director ceases to serve on the Board, or (ii) the consummation of a change in control of the Company. No above-market earnings are received on deferrals under the non-qualified deferred compensation plan. Ms. Acosta and Messrs. Khani and Ropp participated in the non-qualified deferred compensation plan during 2025.

The non-employee directors are eligible to receive dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are generally paid in cash at the same time the Company pays such dividend to its stockholders. With respect to RSU awards granted prior to 2022, if a non-employee director elected to defer the settlement date of the underlying RSUs, then the non-employee director is instead credited with a number of whole or fractional additional RSUs equal to the aggregate value of the cash dividend equivalents the director would have received with respect to such deferred RSUs (including any additional RSUs previously credited on such deferred RSUs) held on any dividend record date, divided by the closing price of our Common Stock on the dividend payment date. These additional RSUs are paid out at the time specified for the deferred RSUs. As of December 31, 2025, Ms. Acosta held 12,040 RSUs (including 1,040 additional RSUs credited as dividend equivalents) in the nonqualified deferred compensation plan.

Changes to 2026 Compensation

In early 2026, the Compensation Committee reviewed the competitiveness of our non-employee director compensation program and, based on input from FW Cook, made the following changes:

◾	Increased the annual equity retainer from $165,000 to $185,000 to position total non-employee director compensation near the median of the Compensation Peer Group.
◾	Reduced the supplemental equity retainer for the Lead Independent Director from $125,000 to $100,000 to position compensation for this role within a competitive range of peer company practice, while continuing to recognize the meaningful contributions of the Lead Independent Director.

Stock Ownership Guidelines

Within five years of appointment to the Board, each non-employee director is required to hold shares of the Company with a fair market value equal to five times the non-employee director’s annual retainer amount. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline. All of our non-employee directors are currently in compliance with the guideline or are expected to satisfy the guideline within the applicable time period.

Magnolia Oil & Gas	28	2026 Proxy Statement

Director Compensation

Director Compensation Table

The following table contains information about our non-employee directors’ compensation for the 2025 fiscal year:

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($) (1)	($)
Arcilia C. Acosta	$108,833	$164,199	$273,032
Edward P. Djerejian	$109,417	$164,199	$273,616
David M. Khani	$93,255	$164,199	$257,454
James R. Larson	$114,417	$164,199	$278,616
R. Lewis Ropp (2)	$88,500	$218,060	$306,560
Dan F. Smith (3)	$144,417	$238,833	$383,250
Shandell M. Szabo	$90,000	$164,199	$254,199
(1)	Reflects the aggregate grant date fair value of the RSU awards granted to our non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each non-employee director. See Note 12—Stock Based Compensation to our audited financial statements included in our 2025 Form 10-K, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

The grant date fair value of each 2025 annual RSU award granted to our non-employee directors was based on a per share price of $20.68, which was the closing price of our Common Stock on May 7, 2025, the grant date of the awards. The 2025 annual RSU award granted to each non-employee director was comprised of 7,940 RSUs (11,549 RSUs for Mr. Smith), and, as of December 31, 2025, each non-employee director listed in the table above held 7,940 unvested RSUs (except Mr. Smith, who held 11,549 unvested RSUs). All such unvested RSUs are scheduled to vest on May 7, 2026, subject to the non-employee director’s continued service through such date.

In connection with his appointment to the Board, Mr. Ropp also received an initial equity award equal to 2,247 RSUs with a grant date fair value of $23.97 per share, which was the closing price of our Common Stock on January 7, 2025, the grant date of his initial equity award. This RSU award vested in full on May 7, 2025.

As of December 31, 2025, our non-employee directors held the following amounts in the nonqualified deferred compensation plan: (a) Ms. Acosta held 12,040 RSUs (including 1,040 additional RSUs credited as dividend equivalents), (b) Mr. Khani held 16,302 RSUs (including 7,940 unvested RSUs), and (c) Mr. Ropp held 10,187 RSUs (including 7,940 unvested RSUs).

(2)	Mr. Ropp was appointed as a non-employee director of the Board, effective January 7, 2025, and was elected to a one-year term at our 2025 Annual Meeting of Stockholders.

(3)	Effective July 29, 2025, Mr. Smith transitioned from non-executive Chairman of the Board to the position of Lead Independent Director. Please see “Corporate Governance—Board Leadership Structure” for further discussion of Mr. Smith’s role and responsibilities as Lead Independent Director.

Magnolia Oil & Gas	29	2026 Proxy Statement

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (the “Named Executive Officers”) for the 2025 fiscal year, namely:

Christopher G. Stavros	President, Chief Executive Officer, and Chairman of the Board
Brian M. Corales	Senior Vice President and Chief Financial Officer
Timothy D. Yang	Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary, and Land

Compensation Program Aligned with Best Practices and Business Strategy

We believe that our compensation program aligns with compensation best practices and market practices and effectively supports our ongoing business strategy.

our objective:	we accomplish this objective through:	Compensation design SUPPORTS BUSINESS OBJECTIVES:
Magnolia’s objective is to generate stock market value

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Consistent organic production growth

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High full-cycle operating margins

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An efficient capital program with short economic paybacks

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Significant free cash flow after capital expenditures

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Effective reinvestment of free cash flow

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Annual incentive bonus program design tied to Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX metrics

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Time-based RSU awards aligned with changes in stock value over a multi-year period

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PSU awards tied to relative total stockholder return (“TSR”) performance

Magnolia’s business model prioritizes free cash flow, financial stability, and prudent and disciplined capital allocation and is designed to withstand challenging environments.

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Compensation Discussion and Analysis

In furtherance of our strategic priorities, we have designed our incentive programs to primarily focus on metrics that lead to value creation, including Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX goals, which quantitative measures collectively comprised 75 percent of our annual cash bonus awards in 2025, along with total stockholder return (“TSR”) metrics, which are used in connection with our long term equity-based compensation program. In addition, the table below highlights practices we follow to promote good governance and create further alignment with our stockholders:

What We Do	What We Don’t Do
A majority of our Named Executive Officers’ compensation is at risk	We do not have employment agreements
At least 50 percent of our Named Executive Officers’ long term equity-based compensation each year is subject to performance-based vesting conditions	We do not have single trigger equity award vesting upon a change in control (unless the successor company fails to assume the awards)
Payouts under our annual bonus program and our performance-based long term equity awards are capped at a maximum earning opportunity	We do not allow hedging of our Common Stock or, without prior consent, pledging of Common Stock by our employees
We maintain a clawback policy that requires us to recoup certain incentive-based compensation in the event of certain financial restatements	We do not use overlapping performance metrics in our annual cash bonus program and our long term equity-based awards
We maintain stock ownership guidelines for executives and non-employee directors	We do not provide excise tax gross-ups
We use an independent compensation consultant	We do not provide excessive perquisites or other benefits
We conduct an annual say-on-pay vote	We do not have any defined benefit or supplemental executive retirement plans

Key Highlights and Impacts for 2025 Compensation

Magnolia delivered another year of exceptional and consistent performance in 2025, marked by the steady execution of our capital-efficient business model and our high-quality assets.

We achieved double-digit production growth with less capital than originally planned, with record quarterly oil and gas volumes, resulting in 11 percent year over year production growth. Magnolia returned 75 percent of the more than $425 million(1) of free cash flow(2) generated in 2025 to its stockholders through our secure and growing cash dividend and our ongoing share repurchase program, including a 15 percent increase to our quarterly dividend and a roughly 4.4 percent reduction in our total outstanding shares. We continued to enhance and expand our asset base during 2025 through the completion of approximately $67 million of opportunistic bolt-on acquisitions stemming from our accumulated subsurface knowledge and experience, near areas where we operate and that we understand well. Further, the cash on our balance sheet increased during the year to $267 million, and we generated a sector leading return on capital employed(3) of 18 percent during 2025.

The unwavering dedication and perseverance of our operating teams in the field and our Houston staff are a significant factor behind Magnolia’s success. As we enter 2026, Magnolia recently announced a 10 percent increase in our dividend – our fifth consecutive annual increase – and remains well-positioned in its ability to generate value through commodity cycles, consistently guided by the principles of our business model.

(1)	Full year 2025 return to stockholders includes $205.5 million of share repurchases, $113.1 million of dividends to Class A stockholders, and $3.3 million of distributions to Class B stockholders.
(2)	A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A.
(3)	Return on capital employed is operating income divided by the average capital employed. Capital employed is the sum of debt and stockholders’ equity.

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Compensation Discussion and Analysis

These accomplishments, along with our strong corporate performance, also guided our compensation-related actions for 2025:

2025 highlights	2025 compensation decisions
Focus on competitive total compensation and overall employee experience to retain our high-quality workforce
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Effective March 2, 2025, we awarded salary increases within the projected market range of approximately 3 percent to our workforce, with greater increases for a small number of special cases and promotions as needed.
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Our Named Executive Officers also received approximately 3 percent salary increases at that time, to align with the salaries paid to similarly situated executive officers in the 2025 Compensation Peer Group (as defined below).
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We strive to maintain competitive pay levels across our organization and continued to focus in 2025 on employee experience, including career advancement, development, flexibility, and culture, and other components of total rewards, both of which are critical to employee retention and attraction.

Performance results for the quantitative and qualitative performance metrics under our 2025 Bonus Program (as described below) were strong
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We continued to base our 2025 annual bonus awards on the same financial performance metrics used in our 2024 program—Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX—that collectively comprise 75 percent of the total award opportunity.
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In setting the Operating Margin goals, we selected a performance level range aligned with the projected range of outcomes under various commodity price scenarios to address continued market volatility. For 2025, our performance results remained strong despite lower commodity prices, primarily due to the impact of cost reduction initiatives coupled with operating efficiencies achieved in Giddings, and were slightly above the midpoint of the target range, with a payout of 76 percent for this component.
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For 2025 Free Cash Flow Percentage, results exceeded the maximum performance level due to our team’s proactive engagement with vendors to reduce costs, achieving operational efficiencies, and our ability to grow our business while managing capital reinvestment, with a payout of 100 percent for this component.
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For 2025 Net Debt to EBITDAX, results exceeded the maximum performance level despite Magnolia’s investment of approximately $67 million of cash on acquisitions during 2025, reflecting our disciplined capital program, with a payout of 100 percent for this component.
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With respect to the 25 percent qualitative component, which is designed to focus the Named Executive Officers and other employees on executing on Company-wide performance goals, the Compensation Committee determined that the Company achieved significant success in several areas attributable to the Named Executive Officers’ leadership and contributions.

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Compensation Discussion and Analysis

A significant majority of compensation awarded in 2025 aligns with stockholder interests through stock price and total stockholder return performance
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50 percent of each Named Executive Officer’s long term equity-based compensation granted in 2025 was in the form of RSUs, which vest ratably over three years subject to continued employment, to support sustaining and increasing stockholder value.
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The remaining 50 percent of each Named Executive Officer’s long term equity-based compensation granted in 2025 was in the form of PSUs subject to achievement of relative TSR goals and continued service requirements tied to a three year performance period, to provide additional alignment with stockholders.
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In February 2025 and February 2026, we made certain design changes to our equity awards, including those held by our Named Executive Officers, as further described in the section below entitled “—2025 Compensation Decisions—Long Term Equity-Based Compensation—Recent Equity Award Design Changes.”

The experience and expertise of Magnolia’s employees, including its Named Executive Officers, is critical to the Company’s ability to create value for Magnolia’s investors by growing the Company’s asset platform, generating substantial free cash flow, maintaining financial flexibility, and focusing on thoughtful capital allocation. We believe our executive compensation program continues to appropriately focus the Named Executive Officers and our other employees on the most important drivers of our business strategy and to be strongly aligned with our stockholders’ interests.

Strong Stockholder Support for 2025 Say-On-Pay Vote

At the 2025 Annual Meeting of Stockholders, our stockholders were asked to approve, on an advisory basis, the compensation of our Named Executive Officers for 2024. Advisory votes in favor of our executive compensation program were cast by over 98 percent of the shares of our Common Stock counted as present and entitled to vote at the 2025 Annual Meeting of Stockholders. The Compensation Committee reviewed and considered the results of this “say-on-pay” vote when evaluating the compensation of the Named Executive Officers in 2025 and 2026, along with other insights gleaned from ongoing stockholder outreach activities.

Compensation Philosophy and Objectives

We have designed our compensation programs around the following objectives to reward performance that supports our long term strategy and achievement of our short term goals and, in turn, to drive toward our overall objective of generating stock market value:

Compensation Objective	How We Accomplish this Objective
Be Competitive	■ We maintain market-competitive compensation programs in line with the compensation of similarly situated positions at companies in our Compensation Peer Group.
Pay for Performance

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The majority of our executives’ compensation is in the form of variable, at-risk compensation.

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Our 2025 annual bonus program is tied to specific Company financial objectives.

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At least 50 percent of our Named Executive Officers’ long term equity-based compensation is subject to performance-based vesting conditions tied to relative TSR metrics.

Align with Stockholders’ Interests

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Our 2025 annual bonus program primarily focuses on financial metrics we believe will lead to value creation and are strongly aligned with our business strategy.

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We provide a significant portion of compensation in the form of long term equity-based awards that are granted annually and vest over multiple years.

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The relative TSR measures used in our PSU awards appropriately balance incentivizing top-tier relative performance with a minimum performance threshold and a capped maximum earning opportunity.

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Compensation Discussion and Analysis

Setting Executive Compensation

Under its charter, the Compensation Committee administers and determines the parameters of our executive officer compensation program, including appropriate target levels and performance measures and the allocation between short term and long term compensation and cash and equity-based awards, in order to establish an overall compensation program it believes is appropriate for each Named Executive Officer. The Compensation Committee has primary authority for determining and approving incentive and equity-based compensation and our other executive compensation policies and practices to ensure adherence to our compensation philosophies and objectives. In making decisions, the Compensation Committee considers, among other factors:

◾	Individual and Company performance relating to each Named Executive Officer’s position at the Company;
◾	Alignment of Named Executive Officer compensation with short term and long term Company performance;
◾	Competitiveness of compensation with Compensation Peer Group (as defined below) companies, internal pay equity among individuals with similar expertise levels and experience, and the unique skill sets of the individual;
◾	Market demand for individuals with the Named Executive Officer’s specific expertise and experience;
◾	Data and analysis provided by the Compensation Committee’s independent compensation consultant;
◾	General industry compensation data; and
◾	The Named Executive Officer’s background, experience, and circumstances, including prior related work experience and training.

The Compensation Committee generally seeks to provide total compensation to our Named Executive Officers that is competitive with the total compensation provided to similarly situated officers at companies within our Compensation Peer Group. However, the Compensation Committee retains discretion to allow for individual adjustments based on factors and considerations specific to the individual. The Compensation Committee annually evaluates our Chief Executive Officer and is solely responsible for determining his compensation package.

Each year, our Chief Executive Officer evaluates each of the other Named Executive Officers and makes compensation recommendations to the Compensation Committee considering input from FW Cook, performance against Company goals, and each Named Executive Officer’s individual performance and contributions to the Company.

Independent Compensation Consultant

Under its charter, the Compensation Committee has the sole discretion to retain or obtain advice from, oversee, and terminate any compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation, and oversight of any work of any such adviser retained by the Compensation Committee. The Compensation Committee has engaged FW Cook as its compensation consultant for evaluating executive officer compensation since 2018.

FW Cook regularly presents materials to the Compensation Committee regarding current trends on executive pay for public companies in the oil and gas industry. FW Cook also provides peer group review and recommendations, benchmarking of Named Executive Officer and non-employee director compensation, and assessment of anticipated proxy advisory firm evaluations. FW Cook assists in the design of incentive and other compensation programs and provides ongoing support with respect to regulatory developments and other considerations that affect compensation and benefit programs generally, as requested by the Compensation Committee. FW Cook provides no services to Magnolia or its management other than the services provided to the Compensation Committee in its capacity as the Compensation Committee’s independent adviser on executive and director compensation matters.

FW Cook reports exclusively to the Compensation Committee. The Compensation Committee most recently reviewed FW Cook’s performance and independence in October 2025 and determined that there were no conflicts of interest as a result of this engagement. Specifically, the Compensation Committee determined that FW Cook was an independent adviser based on the factors outlined by the NYSE.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Compensation Peer Group

The Compensation Committee maintains a peer group comprised of companies that compete with us for executive talent (the “Compensation Peer Group”). The composition of the Compensation Peer Group is reviewed periodically.

In October 2024, the Compensation Committee asked FW Cook to review the Company’s Compensation Peer Group for continued appropriateness. FW Cook’s framework identifies companies in the E&P industry that are publicly traded on major U.S. stock exchanges and generally focuses on companies between one-fourth times and four times Magnolia’s size in market capitalization, revenue, total assets, and earnings before interest, taxes, depreciation, and amortization (“EBITDA”). When assessing the appropriateness of peers, market capitalization was used as the primary selection criteria. The screening framework then eliminated companies with unique business characteristics, such as ownership

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Compensation Discussion and Analysis

structure or operating model. Asset focus—for example, natural gas versus oil or offshore versus onshore—was not a limiting factor when selecting compensation peers as we believe companies across the E&P industry compete for similar executive talent and exhibit similar compensable factors.

Based on FW Cook’s screening process, the Compensation Committee adopted the Compensation Peer Group below for purposes of evaluating 2025 compensation (the “2025 Compensation Peer Group”) for Named Executive Officers. The Company was positioned slightly above the median of the 2025 Compensation Peer Group for market capitalization.

2025 Compensation Peer Group (1)
Chord Energy Corporation	Gulfport Energy Corporation	Range Resources Corporation
Civitas Resources, Inc. (2)	Kosmos Energy Ltd.	SM Energy Company (2)
CNX Resources Corporation	Matador Resources Company	Talos Energy Inc.
Comstock Resources, Inc.	Murphy Oil Corporation	Vital Energy, Inc. (3)
Permian Resources Corporation
(1)	Callon Petroleum Company was removed from the prior Compensation Peer Group established for 2024 compensation purposes because it was acquired by APA Corporation in April 2024.
(2)	In January 2026, Civitas Resources, Inc. and SM Energy Company closed an all-stock merger transaction, with the combined company continuing as SM Energy Company.
(3)	In December 2025, Vital Energy, Inc. was acquired by Crescent Energy Company.

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Compensation Discussion and Analysis

Key Components of our Compensation Policy

Total 2025 direct compensation received by our Named Executive Officers is comprised of the elements included in the chart below. Indirect compensation (such as retirement and health and welfare benefits) are discussed under “—2025 Compensation Decisions—Other Compensation—Other Benefits” below.

Compensation Element	Purpose	Description and Valuation
Base Salary	Provide market competitive level of fixed compensation for the fundamental duties required of the position to attract and retain talent

Provides a base level of financial security and compensates executive officers for their skills, capabilities, experience, and leadership

Reflects the responsibilities of the role, expected contributions to Company success, internal pay equity, and relative position to the market

Annual Cash Bonus Awards	Motivate and reward performance achievement against annual quantitative and qualitative performance metrics

For 2025, our annual cash bonus program was comprised of the following components:

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75 percent tied to quantitative performance metrics of Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX, each weighted at 25 percent, and
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25 percent tied to qualitative performance metrics designed to focus the Named Executive Officers on executing on Company-wide performance goals

Each Named Executive Officer’s bonus is capped at 100 percent of the officer’s total annual bonus opportunity

Long Term Incentive Program ■ Time-based RSUs ■ PSUs tied to relative TSR performance	Reward creation of long term stockholder value and achievements consistent with our long term business strategies

Builds a consistent ownership stake in Magnolia that aligns the interests of executive officers and stockholders

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RSUs have a three year continued service requirement for full vesting that provides a retention incentive
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PSUs motivate improvement in stockholder value to further align executive and stockholder interests, with the number of shares ultimately received dependent upon our relative TSR performance over the three year performance period

Align Named Executive Officer compensation with changes in stockholder value

Please see the “Proxy Statement Overview” section of this proxy statement for a breakdown of the target pay mix of our Named Executive Officers for 2025 among these key direct compensation components.

2025 Compensation Decisions

Target Total Direct Compensation

The Compensation Committee, in consultation with FW Cook, reviews target total direct compensation for each Named Executive Officer to ensure that it is appropriately positioned relative to similarly situated executive officers in the Compensation Peer Group, taking into consideration the individual Named Executive Officer’s experience, performance, duties and responsibilities, tenure in the role, internal pay equity, and other relevant factors.

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Compensation Discussion and Analysis

Base Salary

The Compensation Committee reviews the base salary of each Named Executive Officer annually. For 2025, the Compensation Committee reviewed base salary data for similarly situated executives in the 2025 Compensation Peer Group and, in February 2025, approved new annual base salary rates for the Named Executive Officers. Taking into account data from various compensation surveys of general and energy industry practices and to aid in retention of the Company’s high-caliber workforce, corporate salary increases of approximately 3 percent, on average, were approved for 2025 across the Company for eligible employees, with greater increases for a small number of special cases and promotions as needed. This was slightly lower than the 4 percent salary increases we generally awarded our workforce in 2024 due primarily to lower inflation and stable unemployment after a period of economic instability.

The approximately 3 percent salary increases for Messrs. Stavros, Corales, and Yang are in line with the base salary adjustment pool provided to Magnolia’s general employee population to align with the projected peer market range. Magnolia believes that the 2025 base salary rates for the Named Executive Officers appropriately reflect Magnolia’s positioning and performance as compared to the 2025 Compensation Peer Group and current industry conditions, including the Company’s robust performance in 2024, wage growth, and labor market conditions.

The 2025 base salary rates for the Named Executive Officers are as follows:

	2024 Base Salary	2025 Base Salary
Named Executive Officer	(Effective March 3, 2024)	(Effective March 2, 2025)
Christopher G. Stavros	$850,000	$875,000
Brian M. Corales	$525,000	$540,800
Timothy D. Yang	$525,000	$540,800

Annual Incentive Program

For 2025, our Named Executive Officers were eligible to earn cash bonus awards under the annual short term incentive program (the “2025 Bonus Program”) established by the Compensation Committee and administered pursuant to our Long Term Incentive Plan. In October 2024, FW Cook provided the Compensation Committee with an overview of developing incentive plan design and payout trends within the oil and gas industry and a summary of peer group practices for annual incentive plan design, which informed the design of our 2025 Bonus Program. The awards under the 2025 Bonus Program are based upon the level of achievement across certain quantitative Company performance metrics, which emphasize Company financial performance and support our business strategy and investor proposition, as well as a qualitative performance assessment by the Compensation Committee.

In February 2025, the Compensation Committee approved the potential bonus amounts, expressed as a percentage of base salary, that may be earned by each Named Executive Officer under the 2025 Bonus Program, referred to as the “maximum bonus goal percentage.” The Compensation Committee did not make any adjustments to the maximum bonus goal percentages of the Named Executive Officers for 2025. To calculate the total annual bonus opportunity, the 2025 maximum bonus goal percentages are applied to the base salary rates of the Named Executive Officers in effect as of December 31, 2025. The total annual bonus opportunity for each Named Executive Officer in the 2025 Bonus Program was as follows:

	Maximum Bonus		Maximum Bonus
	Goal Percentage	2024 Total Annual	Goal Percentage	2025 Total Annual
	for 2024	Bonus Opportunity	for 2025	Bonus Opportunity
Named Executive Officer	(% of Base Salary)	(Dollar Amount)	(% of Base Salary)	(Dollar Amount)
Christopher G. Stavros	180%	$1,530,000	180%	$1,575,000
Brian M. Corales	135%	$708,750	135%	$730,080
Timothy D. Yang	135%	$708,750	135%	$730,080

The maximum payout under the 2025 Bonus Program is equal to 100 percent of the total annual bonus opportunity for each Named Executive Officer, and the Compensation Committee aims to establish maximum performance objectives (described in greater detail in the tables below) that are sufficiently rigorous that the expected annual bonus pool funding will, on average, be less than 100 percent of the total annual bonus opportunity amount, with only the top performing employees expected to have an opportunity to earn the maximum.

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Compensation Discussion and Analysis

In February 2025, the Compensation Committee approved the performance metrics for the 2025 Bonus Program, as well as the weightings and minimum and maximum performance objectives for each metric, as follows:

Metric	Weighting	What It Is	Why We Use It
Quantitative Performance Metrics
Operating Margin

Operating income, as presented on the Company’s consolidated statement of operations, as a percentage of our total revenue, excluding the effects from non-recurring items as determined by the Compensation Committee

These three quantitative metrics were selected to focus our Named Executive Officers on capital efficiency and returns to align with stockholder interests and our communicated strategic priorities
Free Cash Flow Percentage

Earnings before interest, taxes, depreciation, amortization, and exploration expense, adjusted for certain unusual or non-recurring items (“Adjusted EBITDAX”) (as reconciled to our public releases), minus drilling and completion capital (excluding leasehold and acquisition capital) as a percentage of Adjusted EBITDAX

Net Debt to EBITDAX

Total long term principal debt, less unrestricted cash and cash equivalents, at the end of each quarter divided by annualized Adjusted EBITDAX for the respective quarter (as reconciled to our public releases); at the end of the year, the final Net Debt to EBITDAX is calculated as the average of the preceding four quarters

Qualitative Performance Metrics
Assessment by the Compensation Committee based on Company-Wide Performance Goals

An assessment by the Compensation Committee of objectives with respect to key Company-wide goals of importance to Magnolia, focusing on specific activities and contributions by the Named Executive Officer

This assessment focuses the Named Executive Officers on executing on Company-wide performance goals in order to promote the advancement of objectives related to our annual financial outlook and capital plan to support long term strategy and increase stockholder value

In 2025, after reviewing peer company incentive plan practices with FW Cook, the Compensation Committee made no changes to the three quantitative Company performance metrics that collectively comprise 75 percent of the 2025 annual bonus awards or to their respective weightings. The Compensation Committee determined that the three financial performance metrics of Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX (the latter of which was added as a metric in 2024) continued to appropriately align with Magnolia’s strategy and goals. In addition, the

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Compensation Discussion and Analysis

Compensation Committee continued to believe that parity in the weighting between the 2025 quantitative metrics was appropriate such that Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX each comprised 25 percent of the total award opportunity in the 2025 Bonus Program. The Compensation Committee monitors our performance against the quantitative objectives and discusses progress against those objectives at each committee meeting.

For each of the three quantitative components, the 2025 Bonus Program provides a range of performance outcomes between the specified minimum and maximum performance levels, which are established at the beginning of the year and are generally based on the Company’s approved annual budget and operating plan, along with a corresponding payout range. In setting the performance level goals and related payouts for 2025 bonuses, the Compensation Committee used the same specified minimum and maximum performance levels and payout ranges for the Free Cash Flow Percentage and Net Debt to EBITDAX metrics as those used for the 2024 bonus program. The Compensation Committee decided to make certain adjustments to the specified minimum and maximum performance levels (but not the payout range) for the Operating Margin metric for the 2025 Bonus Program to better reflect the projected range of outcomes under various commodity pricing scenarios due to continued market volatility. For the 2025 Operating Margin metric, the specified minimum performance level was set at 20 percent (compared to 30 percent for the 2024 bonus program) and the specified maximum performance level was set at 40 percent (compared to 50 percent for 2024 bonus program). The specified performance levels and the corresponding payout range for each quantitative component for 2025 is set forth in the table below entitled “Performance Outcomes.”

The minimum specified performance level for each quantitative component for 2025 reflects the level of performance the Compensation Committee believes must be met before any payout for each such metric is warranted. No amount is earned with respect to a quantitative component of the 2025 Bonus Program if the minimum performance level for that component is not obtained, and a minimum payment equal to a specified percentage of the potential payout amount attributable to each quantitative component for 2025 is earned if the performance actually attained meets the respective minimum specified performance level.

The maximum specified performance level for each quantitative component for 2025 challenges management to achieve exceptional performance. If the maximum specified outcome for a quantitative component is achieved or exceeded, then the maximum amount attributable to that component will be paid.

For actual performance outcomes falling within the performance level range for each of the quantitative components, the Compensation Committee determines the actual amount earned:

◾	For the Operating Margin and Net Debt to EBITDAX components, using linear interpolation between the minimum and maximum potential payout amounts.
◾	For the Free Cash Flow Percentage component, using linear interpolation within specified payout brackets, which are described in the “Performance Outcomes” table below. These payout brackets are non-linear by design, resulting in a greater rate of penalty the further away results are from the maximum specified performance level, with linear interpolation applied within each bracket.

The qualitative performance portion of the 2025 Bonus Program focuses on objectives related to key Company-wide performance goals of importance to the Company in order to further motivate Named Executive Officers to pursue value creation by executing on our annual financial outlook and capital plan. This portion of the award, which continued to be weighted 25 percent, is intended to incentivize the Named Executive Officers to take proactive measures to achieve long and short term goals and create stockholder value, based on a wide range of considerations that may change over the course of the year, and highlights the importance of individual contributions towards the achievement of overall Company goals.

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Compensation Discussion and Analysis

In February 2026, the Compensation Committee evaluated the Company’s performance on the pre-established quantitative and qualitative performance metrics for 2025 and made the following determinations with respect to Named Executive Officer awards:

Performance Outcomes
Metric	Weight	Specified Performance Levels and Payout Range	Maximum Weighted Outcome	Actual 2025 Result	Funding Result	Weighted Score
Operating Margin	25%		0% to 25%	33%	76%	19%

Free Cash Flow Percentage	25%		0% to 25%	49%	100%	25%

Net Debt to EBITDAX	25%		0% to 25%	0.1	100%	25%

Qualitative Goal Assessment	25%		0% to 25%	Significant Success	Up to 100%	Up to 25%
TOTAL	100%	—	0% to 100%	—	—	Up to 94%

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Compensation Discussion and Analysis

In connection with performing the qualitative performance assessment for the Named Executive Officers, the Compensation Committee recognized that the Company achieved significant success in several areas, including:

◾	We substantially improved the business through the completion of approximately $67 million of bolt-on oil and gas property acquisitions.
◾	We achieved year-over-year total production growth of 11 percent.
◾	In Giddings, we increased our drilling feet per day by 8 percent, marking the sixth consecutive year of improvement.
◾	Through ongoing cost savings and optimization efforts, we achieved a 7 percent reduction in our lease operating expenses (“LOE”) for 2025 compared to 2024 levels.
◾	We increased our annual cash dividend by 15 percent for 2025, supported by executing on our business plan and strategy.
◾	We repurchased approximately 8.9 million shares during 2025, reducing our diluted weighted average share count outstanding by roughly 4.4 percent.
◾	We returned nearly $322 million to our stockholders during 2025—or 75 percent of our total free cash flow(1)—including $116 million in the form of cash dividends and distributions and $206 million through share repurchases.
◾	For the second year in a row, we went an entire year without an injury requiring time away from work.
(1)	A reconciliation of free cash flow to the nearest GAAP measure is set forth in Annex A. Full year 2025 return to stockholders includes $205.5 million of share repurchases, $113.1 million of dividends to Class A stockholders, and $3.3 million of distributions to Class B stockholders.

After assessing the Named Executive Officers’ respective leadership and contributions in these areas, the Compensation Committee determined that it was appropriate to certify the following payout amounts for each Named Executive Officer under the 2025 Bonus Program.

	Mr. Stavros	Mr. Corales	Mr. Yang
Qualitative Assessment (Weighted Score)	25%	25%	25%
Quantitative Metrics (Weighted Score)	69%	69%	69%
Total Funding Result	94%	94%	94%

The Compensation Committee ultimately approved payouts under the 2025 Bonus Program equal to each Named Executive Officer’s total annual bonus opportunity multiplied by the “Total Funding Result” specified for that officer in the table above. The actual amounts paid to our Named Executive Officers with respect to the 2025 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for 2025.

Long Term Equity-Based Compensation

Equity Grant Practices

The Company maintains the Long Term Incentive Plan, which allows us to grant equity-based awards to employees and directors. The Company’s long-standing practice has been to grant our Named Executive Officers long term equity-based incentive awards under the Long Term Incentive Plan on a predetermined schedule, typically each February at the Compensation Committee’s first meeting of any new fiscal year. The Compensation Committee determines the amount of these awards, as well as the mix of time- and performance-based awards. The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and Magnolia does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Equity Awards Granted in 2025

In February 2025, the Compensation Committee approved annual long term equity-based compensation awards for the 2025 fiscal year, with the same award mix as in 2024. Each Named Executive Officer received approximately 50 percent of such awards in the form of time-based RSUs vesting pro-rata over three years, and approximately 50 percent of such awards in the form of PSUs that are subject to a relative TSR performance metric.

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Compensation Discussion and Analysis

The awards granted to our Named Executive Officers in 2025 are set forth in the following table:

			2025 Annual Long Term
	2024 Annual LTI	2025 Annual LTI	Equity-Based Awards (2)
Named Executive	Target Amount	Target Amount	RSUs	PSUs
Officer	(Dollar Value) (1)	(Dollar Value) (1)		(Target Number)
Christopher G. Stavros	$6,000,000	$5,000,000	100,684	100,684
Brian M. Corales	$2,500,000	$1,800,000	36,246	36,246
Timothy D. Yang	$1,750,000	$1,800,000	36,246	36,246
(1)	The Compensation Committee reviewed long term incentive award data for similarly situated executives in the 2025 Compensation Peer Group with FW Cook and decided to set the 2025 “Annual LTI Target Amount” for each Named Executive Officer as a specified dollar amount that would competitively position their target total direct compensation relative to the applicable market data. For 2024, the “Annual LTI Target Amount” for each Named Executive Officer was similarly determined based on a specified dollar amount, with Messrs. Stavros and Corales each receiving larger 2024 long term equity-based compensation grants intended to enhance their equity ownership given their relatively short tenure in their respective roles and to further align officer and stockholder interests.
(2)	The amount awarded to each Named Executive Officer was determined by dividing the officer’s “Annual LTI Amount” by $24.83, which was the 20 day average closing price of our Common Stock for the period ending February 11, 2025, to calculate a target number of shares. Each Named Executive Officer then received an equal number of RSUs and PSUs.

The Compensation Committee believes that RSU awards subject to solely time-based vesting conditions support sustaining and increasing stockholder value. During 2025, the Company granted RSUs to all Company employees, including the Named Executive Officers, to drive an ownership mentality, with every employee receiving at least 1,000 RSUs. Subject to continued service with us, the 2025 RSUs will vest in three substantially equal annual installments beginning on the first anniversary of the March 1, 2025 vesting commencement date. If the vesting conditions are satisfied, then settlement in the form of our Common Stock will occur within 60 days following the vesting date.

The Compensation Committee believes that PSU awards subject to achievement of a relative TSR metric provide additional alignment between the interests of management and stockholders and motivate management to enhance Company performance. Each 2025 PSU, to the extent earned, represents a contingent right to receive a share of Common Stock, and the officer may earn between 0 percent and 150 percent of the target number of PSUs awarded, based on the Company’s TSR relative to a peer group of companies (the “TSR Peer Group”) over a three year performance period commencing January 1, 2025 and ending December 31, 2027. In addition to the TSR conditions, vesting of the PSUs is subject to the officer’s continued employment through the date of settlement of the PSUs (which occurs within 60 days following the conclusion of the performance period).

The TSR Peer Group is comprised of oil and gas exploration and production companies with a market capitalization between $1.0 billion and $10.0 billion. Because Magnolia’s combination of size, capital structure, operational footprint, and business characteristics are unique to the industry, the Compensation Committee carefully considered, for each potential peer company, the individual characteristics that investors use to categorize their investments—such as market capitalization, enterprise value, debt levels, amount of production, and production mix—and sought to create a peer group that on average looks similar to Magnolia. Based on this evaluation, the following companies comprise the 2025 TSR Peer Group:

2025 TSR Peer Group (1)
APA Corporation	Devon Energy Corporation	Murphy Oil Corporation
Chord Energy Corporation	EOG Resources, Inc.	Range Resources Corporation
Civitas Resources, Inc. (2)	Kosmos Energy Ltd.	SM Energy Company (2)
CNX Resources Corporation	Matador Resources Company	Talos Energy Inc.
Coterra Energy Inc.		Vital Energy, Inc. (3)
(1)	The 2025 TSR Peer Group is the same as the original TSR Peer Group established for the 2024 PSU awards, except that Marathon Oil Corporation was not included due to its acquisition by ConocoPhillips in November 2024.
(2)	In January 2026, Civitas Resources, Inc. (“Civitas”) and SM Energy Company (“SM Energy”) closed an all-stock merger transaction, with the combined company continuing as SM Energy and continuing as a member of the TSR Peer Group. For purposes of the 2025 PSU awards, Civitas’s TSR is measured as of the date of consummation of the transaction.
(3)	In December 2025, Vital Energy, Inc. (“Vital”) was acquired by Crescent Energy Company, which resulted in the removal of Vital from the 2025 TSR Peer Group.

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Compensation Discussion and Analysis

In the event of a merger or other business combination of two peer group members, the surviving, resulting or successor entity will continue to be treated as a member of the TSR Peer Group, provided the common stock or similar equity security of such company is listed or traded on a national securities exchange through the last day of the performance period. In addition, if a peer group company is acquired or becomes a private company, (1) during the first year of the performance period, the company is removed from the TSR Peer Group, or (2) on or after the first anniversary of the performance period commencement date, the company’s TSR is measured as of the date of consummation of such acquisition. If a peer group company files for bankruptcy, liquidates due to insolvency, or is delisted, the company’s TSR is deemed to be negative 100 percent and, if multiple peer group companies file for bankruptcy, liquidate, or are delisted during the performance period, such members will be ranked in the order of when such event occurs, with earlier bankruptcies, liquidations, and delistings ranking lower than later ones.

TSR is calculated as the change in stock price plus dividends over the performance period, assuming that the dividends were reinvested in the applicable company. At the end of the performance period, the companies in the TSR Peer Group, including the Company, will be arranged by their respective TSRs to determine relative TSR. Payout of the PSU awards is determined in accordance with the following schedule:

	Relative TSR Performance	Earned PSUs
Level	(Percentile Rank v. Peers)	(% of Target)
< Threshold	< 30th percentile	0%
Threshold	30th percentile	50%
Target	50th percentile	100%
Maximum	≥ 80th percentile	150%

The percentage of the target number of PSUs that become earned PSUs for performance between threshold, target and maximum achievement levels will be calculated using linear interpolation.

Recent Equity Award Design Changes

In 2025 and 2026, we made certain design changes to our equity awards to align with market practices and stockholder interests and to support our objective of attracting and retaining highly qualified employees.

In February 2025, we made the following changes:

◾	Cash-Settlement Feature: With respect to outstanding cliff-vested performance restricted stock unit (“PRSU”) awards and the PSU awards that have been granted beginning in 2025 and in prior years, in each case, held by the Named Executive Officers, the Compensation Committee determined that these awards would be settled 50 percent in the form of cash and 50 percent in shares of stock, instead of being fully stock settled. This change was made to provide a certain amount of liquidity to the Company’s Named Executive Officers with respect to their equity holdings.
◾	Treatment Upon Qualified Retirement: The Compensation Committee also implemented a new retirement benefit program, available to Magnolia’s entire employee population, as part of our long term equity-based awards that applies to RSU and PSU awards that have been granted beginning in 2025, as well as outstanding awards granted in prior years. Effective February 12, 2025, we revised our RSU and PSU award agreements to provide for continued vesting and payout of such awards upon an employee’s qualified retirement event—specifically the employee’s termination of employment under certain conditions at a time when the employee’s age plus years of service with the Company collectively equals at least 70, provided the employee has reached at least age 55 and has at least five years of continuous employment or service. The Company believes this “Rule of 70” appropriately recognizes and balances an employee’s age and tenure with the Company, while the requirement to provide at least six months prior written notice of retirement further facilitates the Company’s succession planning process. The continued vesting and payout is also subject to a retiree’s compliance with customary restrictive covenants, including non-solicitation and non-competition provisions, during the original vesting period of the award. In addition, the PSUs that may ultimately be earned by a qualified retiree remain subject to actual achievement of the relative TSR vesting conditions determined following the end of the applicable performance period.

For a further discussion of the new retirement provisions, as well as the treatment of outstanding long term equity-based incentive awards in the event of a Named Executive Officer’s termination of employment or in the event of the occurrence of a change in control, please see the section below titled “Executive Compensation—Potential Payments Upon Termination or a Change of Control.”

In connection with the annual long term equity-based compensation grants for the 2026 fiscal year, in February 2026, the Compensation Committee determined to utilize the same award mix for its Named Executive Officers as in 2025, with one-half of the annual grant in the form of RSUs and the other one-half of the annual grant in the form of PSUs, with two

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Compensation Discussion and Analysis

adjustments to the payout opportunity design for the PSUs to further align with stockholder interests, industry compensation practices, and our investor value proposition. As part of a holistic review of our PSU program, the Compensation Committee approved the following adjustments:

◾	Maximum Payout Opportunity for 2026 PSUs: For PSUs granted in 2026, the Compensation Committee increased the maximum payout for new awards from 150 percent to 200 percent of the target number of PSUs awarded to better align with the maximum payout opportunity within the Compensation Peer Group. In light of the higher maximum earning opportunity, we increased the performance requirement to receive a maximum payout from the 80th percentile to the 85th percentile.
◾	Target Performance Requirement for 2026 PSUs: For the 2026 PSU awards, the Company also increased the performance requirement to receive a target payout from the 50th percentile to the 55th percentile.
◾	TSR Payout Cap for 2024, 2025 and 2026 PSUs: The Company’s business model and investor value proposition is built on a conservative balance sheet that allows Magnolia to drive strong performance through the business cycle. As a result, our stock price and financial performance will typically outperform our industry peers during periods of flat and/or declining commodity prices, which, in turn, provides less opportunity to rebound when commodity prices recover. The Company’s conservative business profile, when combined with an absolute TSR payout cap on performance equity awards, could contribute to situations in which the Company’s outperformance during periods of declining stock price results in PSUs being capped at target without a corresponding opportunity to outperform in periods of rebounding stock prices. This could encourage the executive team to pursue a riskier or more leveraged business strategy. In light of this, for PSUs granted in 2026 as well as outstanding 2024 and 2025 PSU awards, the Compensation Committee removed the absolute TSR payout cap from these awards.

The Compensation Committee retains broad discretion under the Long Term Incentive Plan and the award agreements governing outstanding PSU awards to limit payouts under such awards in the future as part of its TSR certification process if the facts and circumstances at the time warrant such a decision.

Performance of 2023 PSU Awards

With respect to the Company’s 2023 PSUs with a performance period that ended December 31, 2025, the Compensation Committee certified on February 5, 2026 that the Company’s relative TSR performance for that period placed Magnolia in the 74th percentile compared to the applicable TSR Peer Group, with an absolute TSR of 2.8 percent, resulting in 140.46 percent of the target award being earned.

Additional information regarding the Named Executive Officers’ outstanding equity awards as of December 31, 2025 can be found in the section below titled “Executive Compensation—Outstanding Equity Awards at 2025 Fiscal Year-End.”

Other Compensation

Severance and Change in Control Benefits

We have not entered into any employment agreements with our Named Executive Officers. We maintain both a severance and change in control plan for officers of the Company at the Vice President level and above, called the Magnolia Oil & Gas Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”), and a broad-based severance plan for all other full-time employees of the Company. The Board believes that the plans are a valuable addition to the Company’s comprehensive compensation and benefits package and assist in retaining a dedicated and cohesive workforce by mitigating uncertainty. The Board also believes that the Executive Severance Plan helps us to maintain market-competitive compensation and benefits for our management team, as most of Magnolia’s peers and employers across the broader industry maintain formal arrangements providing cash severance payments in various scenarios. In adopting the market-based plans and making determinations regarding the payment and benefit levels and triggering events addressed, Magnolia consulted with FW Cook and its outside legal advisers to ensure the benefits provided are competitive for its industry and commensurate with those provided at peer companies.

Magnolia believes that post-termination payments and benefits, including those provided in connection with a change in control, are important in aligning management’s interests with those of stockholders and permit management to focus their attention and energy on making the best objective business decisions that are in the interest of the Company without allowing personal considerations related to possible job loss to cloud the decision-making process. The Executive Severance Plan does not provide for any single trigger payments or benefits solely upon the occurrence of a change in control. In addition, all of our long term equity-based incentive awards provide for double trigger vesting acceleration in connection with a change in control, except in certain limited situations such as when the successor company or its parent fails to assume outstanding awards. In the event of certain qualifying terminations of employment not in connection with or occurring during a specified period following a change in control, severance payments and benefits are provided under the Executive Severance Plan at a reduced level and any accelerated vesting of outstanding equity awards occurs only on a pro-rata basis reflecting the officer’s period of service with Magnolia. Please see “Executive Compensation—Potential Payments Upon Termination or a Change of Control” for more information regarding these arrangements.

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Compensation Discussion and Analysis

Other Benefits and Perquisites

We maintain a 401(k) plan in which participating employees, including our Named Executive Officers, may receive from the Company a 5 percent matching contribution and a 3 percent non-elective contribution each year, subject to applicable compensation limitations. The Named Executive Officers are eligible to receive health and wellness benefits, including medical, dental, life, and disability insurance, on the same basis as our other salaried employees.

We do not provide any perquisites and other personal benefits to our Named Executive Officers, other than limited reimbursements, the aggregate annual cost of which is less than $10,000 per individual officer.

Other Policies and Practices

Insider Trading Policy

We have adopted and maintain the Amended Insider Trading and Regulation FD Policy (the “Insider Trading Policy”), which we believe is reasonably designed to promote compliance with federal and state securities laws, rules and regulations, and NYSE listing standards. The Insider Trading Policy applies globally to all directors, officers, and employees of the Company and its subsidiaries, any other person or entity designated by the Company from time-to-time, and all persons or entities acting on behalf of the Company, such as auditors, agents, and consultants, as well as to Magnolia itself (collectively the “Covered Persons”). It governs the purchase, sale, or other disposition of the Company’s securities, other equity investments, and derivative securities (e.g., common stock, units, warrants, options, puts, calls or other derivatives, whether or not issued by the Company) or any other type of securities that the Company may issue, such as preferred stock and convertible debentures, and generally prohibits, among other things, Covered Persons from engaging in transactions in Magnolia’s securities while aware of material, non-public information relating to Magnolia or its securities. Covered Persons are also prohibited from trading in the securities of another company if they become aware of material, non-public information about that company in the course of their position with the Company. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our 2025 Form 10-K.

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy also prohibits all Company employees and directors from engaging in hedging transactions with respect to our securities (which includes any securities issued by, or convertible or exchangeable for securities issued by, the Company or our subsidiaries), including a prohibition on trading in any derivative security relating to the same. In addition, our Insider Trading Policy prohibits holding such securities in a margin account or, without the prior written consent of the Board or the Audit Committee, pledging such securities for a loan or other obligations.

Stock Ownership Guidelines

We have adopted stock ownership guidelines that require officers to maintain consistent ownership of Magnolia stock based on a multiple of the executive’s annual base salary as set forth below:

Position	Ownership Requirement
Chief Executive Officer	5x base salary
Executive Vice Presidents	3x base salary
Senior Vice Presidents	2x base salary
Vice Presidents	1x base salary

Executives have up to five years after commencing a particular officer position to meet the stock ownership guidelines applicable to that position. Shares directly beneficially owned and unvested time-based restricted stock and RSUs are counted towards satisfying the guideline; on the other hand, unvested PSUs and other awards subject to performance vesting conditions and unexercised stock options do not count towards satisfying the guideline. An officer who has not yet attained the applicable ownership level is required to retain 50 percent of any shares received upon the vesting and settlement of long term equity-based incentive awards (determined after any reduction to pay income tax liabilities relating to the award). If the ownership requirement has not been attained within the five year period, then the officer will be required to retain 100 percent of any such after-tax shares.

The Governance Committee is responsible for administering, amending, and interpreting the stock ownership guidelines, and believes the guidelines are in line with general market practice. All of our Named Executive Officers are currently in compliance with the stock ownership guidelines.

Clawback Policy

Under our Corporate Governance Guidelines, the Board may seek to recover incentive compensation awarded to our executive officers where the payment or award was predicated upon the achievement of financial results that (i) are subsequently the subject of a material negative restatement of our financial statements or (ii) are the product of

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Compensation Discussion and Analysis

misconduct or fraudulent activity and, in either case, a lower incentive payment would have been made to the executive officer based upon the restated financial results.

We maintain the Magnolia Oil & Gas Corporation Clawback Policy (the “Clawback Policy”) in compliance with the final clawback rules adopted by the SEC to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related NYSE listing standards. In accordance with the terms of the Clawback Policy, in the event the Company is required to prepare an accounting restatement, the Compensation Committee will require recoupment of any overpayment of applicable incentive-based compensation “received” (as defined in the Clawback Policy) by a covered executive during the three completed fiscal years immediately preceding the accounting restatement date. The Clawback Policy provides the Compensation Committee with discretion to determine the method or methods for recouping any overpayment, including through reimbursement, recovery of gains, offset, cancellation of equity awards, or taking other remedial or recovery actions permitted by law.

Our Long Term Incentive Plan provides that all plan awards may be subject to our written clawback policies, including the Clawback Policy, and any such policy may subject awards (and amounts paid or realized with respect to awards) to reduction, cancelation, forfeiture or recoupment. Long term equity-based incentive awards granted to our Named Executive Officers also specifically provide that, to the extent required by applicable law or any Board policy, shares of stock issued under those awards, along with any gains realized, are subject to forfeiture, repurchase, recoupment and cancellation. Certain equity awards also provide that, in the event an individual’s employment is terminated for “Cause,” all unpaid amounts, whether or not vested, subject to such award will terminate automatically and be forfeited. For these purposes, the applicable definition of Cause includes the individual’s material breach of Magnolia’s Code of Business Conduct and Ethics, conviction of a felony or a crime involving moral turpitude, and other bad acts described more fully in the “Executive Compensation—Potential Payments Upon Termination or a Change of Control—Applicable Definitions” section of this proxy statement.

Compensation Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. With the assistance of FW Cook, in October 2025, the Compensation Committee reviewed and discussed the design features, characteristics, performance metrics, and approval mechanisms of total compensation for all employees, including salaries, our incentive bonus program, and long term equity-based compensation awards, to determine whether any of our practices or programs could create risks that are reasonably likely to have a material adverse effect on us. Based on this assessment, the Compensation Committee determined that the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

◾	There is an appropriate balance between fixed and variable pay, cash and equity, and short and long term incentives.
◾	Our compensation programs are designed to appropriately mitigate risk because (i) all employees have the same compensation structure that is aligned with the risk profile and compensation strategy of the Company, with capped earning opportunities, (ii) the annual bonus is based on metrics that tie to the Company’s business model and strategy and all employees are paid out of the same incentive bonus pool, (iii) we grant long term equity-based compensation awards annually that vest over multiple years, and (iv) all elements of compensation are evaluated based on market competitive practices.
◾	The Company has a strong process for administering its compensation programs, including (i) a Compensation Committee comprised of independent directors that meets regularly and conducts periodic reviews of incentive plans and business performance, and (ii) an independent compensation consultant that provides advice regarding market trends on compensation form, design, and amount.
◾	The Company has adopted risk mitigating policies, such as stock ownership guidelines, a clawback policy, and an insider trading policy that includes anti-hedging and anti-pledging provisions.

In light of the above, the Compensation Committee believes the various elements of our executive compensation programs sufficiently motivate our executives to act in the interests of Magnolia’s sustained long term growth and performance.

Magnolia Oil & Gas	46	2026 Proxy Statement

Compensation Committee Report

The information contained in this Compensation Committee Report and references in this proxy statement to the independence of the Compensation Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Compensation Committee has reviewed and discussed with Magnolia’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our 2025 Form 10-K.

Submitted by:

Compensation Committee of the Board of Directors

Edward P. Djerejian, chair

Arcilia C. Acosta
David M. Khani

Dan F. Smith

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Executive Compensation

Executive Compensation

2025 Summary Compensation Table

The following table sets forth information with respect to the compensation of our Named Executive Officers for the years ended December 31, 2023, December 31, 2024, and December 31, 2025:

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($)
Christopher G. Stavros	2025	$870,192	—	$4,314,309	$1,480,500	$28,000	$6,693,001
President, Chief Executive	2024	$826,539	—	$6,130,110	$1,377,000	$27,600	$8,361,249
Officer, and Chairman	2023	$722,615	—	$3,692,755	$1,015,600	$26,400	$5,457,370
of the Board
Brian M. Corales	2025	$537,762	—	$1,553,141	$686,300	$28,000	$2,805,203
Senior Vice President and	2024	$497,539	—	$2,554,185	$637,900	$27,600	$3,717,224
Chief Financial Officer	2023	$379,373	—	$1,078,134	$391,100	$26,400	$1,875,007

Timothy D. Yang	2025	$537,762	—	$1,553,141	$686,300	$28,000	$2,805,203
Executive Vice President,	2024	$521,192	—	$1,787,921	$637,900	$27,600	$2,974,613
Chief Legal and Commercial Officer,	2023	$501,450	$25,300	$1,684,209	$587,300	$26,400	$2,824,659
Corporate Secretary and Land

(1)	The amounts shown for 2025 reflect the full aggregate grant date fair value of stock-based awards granted during 2025, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and do not reflect the actual value that may be recognized by each Named Executive Officer. On February 12, 2025, the Named Executive Officers received the following annual grants: (a) time-based RSUs with a grant date fair value per share of $22.98, which is the closing price of our Common Stock on the grant date, and (b) PSUs subject to both continued service and performance vesting conditions. The PSUs are considered to be subject to market conditions as defined in FASB ASC Topic 718 and have a grant date fair value, determined as of the grant date using a Monte Carlo simulation based on the probable outcome of achieving the performance target, of $19.87 per share. For assumptions made in the valuation of the awards reported in this column, see also Note 12—Stock Based Compensation to our audited financial statements included in our 2025 Form 10-K. For a further description of these awards, see “Compensation Discussion and Analysis—2025 Compensation Decisions—Long Term Equity-Based Compensation.”

Each of the Named Executive Officers’ outstanding equity awards were modified during 2025, as further described in the section above entitled “Compensation Discussion and Analysis—2025 Compensation Decisions—Long Term Equity-Based Compensation—Recent Equity Award Design Changes.” With respect to such modified awards held by our Named Executive Officers, there was no “incremental fair value” under FASB ASC Topic 718 associated with the modification.

(2)	The amounts shown for 2025 reflect bonus payments earned in 2025 and paid to the Named Executive Officers in March 2026 pursuant to our 2025 Bonus Program, which amounts were determined based on achievements with respect to certain quantitative and qualitative performance objectives. See “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program” for more information regarding the 2025 Bonus Program.
(3)	For 2025, “All Other Compensation” includes Company-paid 401(k) plan matching and non-elective contributions. The aggregate annual amount paid by the Company with respect to any perquisites or other personal benefits to any Named Executive Officer is less than $10,000 per individual officer, and therefore such amounts are not included in the table.

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Executive Compensation

Grants of Plan-Based Awards for the 2025 Fiscal Year

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officers during the 2025 fiscal year for services performed in 2025. For a further description of these awards, including performance and service vesting conditions, see “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program” and “—Long Term Equity-Based Compensation.”

		Estimated Possible Payouts			Estimated Future Payouts
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan
		Awards (1)			Awards (2)
								All Other
								Stock Awards:	Grant
								Number of Shares	Date Fair
								of Stock or	Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Stock Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($)(4)
Christopher G.		$354,375	$1,575,000	$1,575,000	—	—	—	—	—
Stavros	2/12/2025	—	—	—	50,342	100,684	151,026	—	$2,000,591
	2/12/2025	—	—	—	—	—	—	100,684	$2,313,718

Brian M.		$164,268	$730,080	$730,080	—	—	—	—	—
Corales	2/12/2025	—	—	—	18,123	36,246	54,369	—	$720,208
	2/12/2025	—	—	—	—	—	—	36,246	$832,933

Timothy D.		$164,268	$730,080	$730,080	—	—	—	—	—
Yang	2/12/2025	—	—	—	18,123	36,246	54,369	—	$720,208
	2/12/2025	—	—	—	—	—	—	36,246	$832,933

(1)	Reflects possible cash payouts under our 2025 Bonus Program, which is administered pursuant to our Long Term Incentive Plan and is described in further detail in “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program.”

There is no “Target” payout level under the 2025 Bonus Program; however, the “Target” level reported in this table reflects each Named Executive Officer’s maximum bonus goal percentage multiplied by the officer’s annual salary rate in effect on December 31, 2025 and is also the “Maximum” possible total bonus payment that each Named Executive Officer could receive under the 2025 Bonus Program, referred to as the total annual bonus opportunity. In other words, payouts under the 2025 Bonus Program can range from 0 percent up to 100 percent of a Named Executive Officer’s total annual bonus opportunity if performance meets or exceeds the maximum possible performance level for all performance metrics.

Each of the three quantitative performance measures under the 2025 Bonus Program—Operating Margin, Free Cash Flow Percentage, and Net Debt to EBITDAX—comprises 25 percent of the total annual bonus opportunity and includes a range of performance outcomes between specified minimum and maximum performance levels, along with a corresponding payout range. Please see the “Performance Outcomes” table in the section titled “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program” for information on the applicable minimum performance levels and corresponding minimum payout levels that apply with respect to each of the three quantitative measures (for example, for the Operating Margin component, if the 20 percent minimum performance level was attained, then 30 percent of the potential payout amount attributable to that component (i.e., 25 percent of the total annual bonus opportunity) would be earned—specifically, 7.5 percent of the total bonus opportunity). The aggregate amount that may be earned by each Named Executive Officer if only the minimum specified performance level for each of the three quantitative performance measures is attained is reported in the “Threshold” column above as the minimum amount payable for a certain level of performance under the plan. However, payouts less than the “Threshold” amount reported could be paid under the 2025 Bonus Program if at least minimum performance was attained for some but not all of the quantitative components.

No amount will be paid with respect to any quantitative component of the award if the minimum specified performance level for that component is not achieved. If the maximum specified performance level for a quantitative component is achieved or exceeded, then the maximum amount attributable to that component will be paid.

For actual performance outcomes falling within the minimum and maximum specified performance levels for each of the quantitative components, the Compensation Committee determines the actual payout amount for that component using linear interpolation between the minimum and maximum potential payment amounts or, in the case of the Free Cash Flow Percentage metric, using linear interpolation within specified payout brackets.

There are no specified performance levels with respect to the qualitative performance objective portion, which comprises 25 percent of the award. The amounts actually paid to the Named Executive Officers for 2025 with respect to the 2025 Bonus Program are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

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Executive Compensation

(2)	Reflects the potential number of PSUs that may be earned with respect to the PSUs granted to the Named Executive Officers in 2025 under our Long Term Incentive Plan, which awards are subject to both continued service and performance vesting conditions. The Named Executive Officers may earn from 0 percent to 150 percent of the target award based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2025, and ending on December 31, 2027, with vesting occurring subject to continued employment or service through the date of settlement of the award. The “Threshold” level reported in this table is based on the lowest possible earned amount of 50 percent of target, although the minimum potential payout is zero. The “Maximum” level reported is based on the highest possible earned amount of 150 percent of target. Linear interpolation is used between the Threshold, Target, and Maximum potential payout amounts. The Named Executive Officers are eligible to receive cash dividend equivalents with respect to the target number of outstanding PSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders. If PSUs in excess of the target number are ultimately earned due to satisfaction of the applicable performance conditions, then an additional dividend equivalent amount will be paid at the time the PSUs are settled to account for the dividend amounts that would have been paid on the additional earned PSUs. Under the terms of the 2025 PSUs, 50 percent of the earned PSUs will be settled in shares of Company stock and 50 percent of the earned PSUs will be settled in cash in an amount, for each such earned PSU, equal to the average closing price of the Company’s stock as measured over the 20 day period ending on the date of the Compensation Committee’s certification of the level of achievement of the performance criteria.
(3)	Reflects the number of RSUs granted to the Named Executive Officers in 2025 under our Long Term Incentive Plan, which awards are subject to continued service vesting conditions. These RSUs vest in substantially equal one-third installments on the first, second, and third anniversaries of March 1, 2025, which is the vesting commencement date. The Named Executive Officers are eligible to receive cash dividend equivalents with respect to outstanding RSUs they hold that have not been forfeited or settled as of any dividend record date, which are paid at the same time the Company pays the related dividends to its stockholders.
(4)	Reflects the full aggregate grant date fair value of stock-based awards granted during 2025, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, and does not reflect the actual value that may be recognized by each Named Executive Officer. For the PSUs, which are considered to be subject to market conditions as defined in FASB ASC Topic 718, the grant date fair value per share was determined using a Monte Carlo simulation based on the probable outcome of achieving the performance target, and is $19.87 per share. For the RSUs, the grant date fair value was based on a per share price of $22.98, which is the closing price of our Common Stock on the grant date. For assumptions made in the valuation of the awards, see also Note 12—Stock Based Compensation to our audited financial statements included in our 2025 Form 10-K.

Each of the Named Executive Officers’ outstanding equity awards were modified during 2025, as further described in the section above entitled “Compensation Discussion and Analysis—2025 Compensation Decisions—Long Term Equity-Based Compensation—Recent Equity Award Design Changes.” With respect to such modified awards held by our Named Executive Officers, there was no “incremental fair value” under FASB ASC Topic 718 associated with the modification.

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Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information about our Named Executive Officers’ outstanding equity awards at December 31, 2025. See also “—Potential Payments Upon Termination or a Change of Control” for additional information regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change in control.

		Stock Awards
							Equity Incentive
					Equity Incentive		Plan Awards:
					Plan Awards:		Market or Payout
		Number of Shares		Market Value of	Number of Unearned		Value of Unearned
		or Units of Stock		Shares or Units	Shares, Units or Other		Shares, Units or Other
		That Have		of Stock That	Rights That Have		Rights That Have
	Grant	Not Vested		Have Not Vested	Not Vested		Not Vested
Name	Date	(#)		($) (7)	(#)		($) (7)
Christopher G. Stavros	2/16/2022	300	(1)	$6,567	—		—
	2/13/2023	134,377	(2)	$2,941,513	—		—
	2/13/2024	98,571	(3)	$2,157,719	221,784	(4)	$4,854,852
	2/12/2025	100,684	(5)	$2,203,973	100,684	(6)	$2,203,973

Brian M. Corales	2/16/2022	300	(1)	$6,567	—		—
	2/13/2023	39,233	(2)	$858,810	—		—
	2/13/2024	41,071	(3)	$899,044	92,409	(4)	$2,022,833
	2/12/2025	36,246	(5)	$793,425	36,246	(6)	$793,425

Timothy D. Yang	2/16/2022	300	(1)	$6,567	—		—
	2/13/2023	61,287	(2)	$1,341,572	—		—
	2/13/2024	28,750	(3)	$629,338	64,686	(4)	$1,415,977
	2/12/2025	36,246	(5)	$793,425	36,246	(6)	$793,425

(1)	Reflects RSUs granted to each Named Executive Officer on February 16, 2022, of which 300 RSUs subject to each award remained unvested as of December 31, 2025. These RSUs vested or vest in four equal installments on March 1, 2023, 2024, 2025, and 2026, subject to continued service through the vesting dates.
(2)	Includes the following awards:
a.	RSUs granted to each Named Executive Officer on February 13, 2023, of which the following amounts remained unvested as of December 31, 2025: (i) 25,774 RSUs for Mr. Stavros, (ii) 7,525 RSUs for Mr. Corales, and (iii) 11,755 RSUs for Mr. Yang. These RSUs vested or vest in three substantially equal installments on March 1, 2024, 2025, and 2026, subject to continued service through the vesting dates.
b.	PSUs granted to each Named Executive Officer on February 13, 2023, in the following target award amounts: (i) 77,319 target PSUs for Mr. Stavros, (ii) 22,574 target PSUs for Mr. Corales, and (iii) 35,264 target PSUs for Mr. Yang. Under the terms of these PSUs, a Named Executive Officer could earn from 0 percent to 150 percent of the target award based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2023 and ending on December 31, 2025, with vesting occurring subject to continued employment or service through the date of settlement of the award. On February 5, 2026, the Compensation Committee certified that our performance as of December 31, 2025 placed us in the 74th percentile as compared to the TSR Peer Group, with an absolute TSR of 2.8 percent, resulting in 140.46 percent of the target award being earned as of December 31, 2025, and the number of PSUs reported in the table above reflects that result. These PSUs remained subject solely to continued service vesting conditions following December 31, 2025 and were settled in February 2026.
(3)	Reflects RSUs granted to each Named Executive Officer on February 13, 2024, which vested or vest in three substantially equal installments on March 1, 2025, 2026, and 2027, subject to continued service through the vesting dates.
(4)	Reflects PSUs granted to each Named Executive Officer on February 13, 2024, all of which remained unvested as of December 31, 2025, in the following target amounts: (i) 147,856 target PSUs for Mr. Stavros, (ii) 61,606 target PSUs for Mr. Corales, and (iii) 43,124 target PSUs for Mr. Yang. Under the terms of these PSUs, a Named Executive

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Officer could earn from 0 percent to 150 percent of the target award granted based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2024, and ending on December 31, 2026, with vesting occurring subject to continued employment or service through the date of settlement of the award. Pursuant to SEC rules, the number of PSUs reported in the table above reflects 150 percent of the target number of awarded PSUs, which is the maximum performance level, determined based on our relative TSR performance for the performance period, assuming such period ended on December 31, 2025. If the performance period for these awards ended on December 31, 2025, our performance would place us in the 84th percentile as compared to the TSR Peer Group, which would result in a payout of 150 percent of target. The number of PSUs ultimately earned based on actual performance over the full performance period may be significantly different than the reported amount.
(5)	Reflects the total number of RSUs granted to each Named Executive Officer on February 12, 2025, all of which remained unvested as of December 31, 2025. These RSUs vested or vest in three substantially equal installments on March 1, 2026, 2027, and 2028, subject to continued service through the vesting dates.
(6)	Reflects PSUs granted to each Named Executive Officer on February 12, 2025, all of which remained unvested as of December 31, 2025, in the following target amounts: (i) 100,684 target PSUs for Mr. Stavros, (ii) 36,246 target PSUs for Mr. Corales, and (iii) 36,246 target PSUs for Mr. Yang. Under the terms of these PSUs, a Named Executive Officer could earn from 0 percent to 150 percent of the target award granted based on our cumulative stockholder return relative to the TSR Peer Group for the performance period beginning January 1, 2025, and ending on December 31, 2027, with vesting occurring subject to continued employment or service through the date of settlement of the award. Pursuant to SEC rules, the number of PSUs reported in the table above reflects 100 percent of the target number of awarded PSUs, which is the next higher performance level (target) based on our relative TSR performance for the performance period, assuming such period ended on December 31, 2025. If the performance period for these awards ended on December 31, 2025, our performance would place us in the 44th percentile as compared to the TSR Peer Group, which would result in a payout of 85 percent of target. The number of PSUs ultimately earned based on actual performance over the full performance period may be significantly different than the reported amount.
(7)	Calculated by multiplying the number of RSUs or PSUs, as applicable, reported in the preceding column by the closing price of our Common Stock on the NYSE on December 31, 2025 (the last trading day of fiscal year 2025), which was $21.89. Under the terms of the outstanding PSUs, 50 percent of the earned PSUs are settled in shares of Company stock and 50 percent of the earned PSUs are settled in cash in an amount, for each such earned PSU, equal to the average closing price of the Company’s stock as measured over the 20 day period ending on the date of the Compensation Committee’s certification of the level of achievement of the performance criteria.

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Stock Vested in the 2025 Fiscal Year

The following table contains information regarding the vesting during 2025 of RSUs and PRSUs previously granted to our Named Executive Officers. The Company does not grant stock options and, therefore, no stock options were exercised by our Named Executive Officers during 2025.

	Stock Awards
	Number of Shares	Value Realized on
	Acquired on Vesting	Vesting
Name	(#)(1)	($)(2)
Christopher G. Stavros	144,459	$3,251,375

Brian M. Corales	36,318	$812,734

Timothy D. Yang	75,182	$1,698,812

(1)	Reflects the gross number of shares acquired upon vesting of RSUs and PRSUs during 2025, without reduction for any shares withheld to satisfy applicable tax obligations. In addition, includes the following gross number of shares subject to cliff-vesting PRSUs that were settled in cash during 2025: (a) for Mr. Stavros, 26,062 PRSUs, (b) for Mr. Corales, 3,134 PRSUs, and (c) for Mr. Yang, 18,432 PRSUs.
(2)	Represents the value of RSUs and PRSUs that vested during 2025. For each vesting stock award included in the table above, the vesting date was March 1, 2025. For RSUs and PRSUs settled in stock, the amount reported in this column was calculated by multiplying (a) the number of RSUs or PRSUs that vested, by (b) the closing price of our Common Stock on the applicable vesting date or, if the vesting date was not a NYSE trading day, the next trading day (specifically, a per share price of $22.26 was used, which was the closing price of our stock on March 3, 2025, since March 1, 2025 was not a trading day).

With respect to cliff-vesting PRSUs that vested during 2025, 50 percent of the total award amount was settled in cash on the vesting date in an amount, for each such earned PRSU, equal to the average closing price of the Company’s stock as measured over the 20 day period ending on the vesting date. This resulted in the following aggregate amounts that are also included in this column: (i) with respect to Mr. Stavros’s 26,062 cash-settled PRSUs, $615,858 in cash, (ii) with respect to Mr. Corales’s 3,134 cash-settled PRSUs, $74,058 in cash, and (iii) with respect to Mr. Yang’s 18,432 cash-settled PRSUs, $435,557 in cash. All other shares reported in the table above, less the number of shares withheld to satisfy applicable tax obligations, were retained by the Named Executive Officers and were not sold; therefore, the economic value of the reported shares (other than with respect to the shares subject to the cliff-vesting PRSUs settled in cash) has not in fact been realized by any Named Executive Officer, and the Named Executive Officers continue to hold such shares subject to the risk of changes in the value of the shares until such time as they are actually sold or their value is otherwise actually realized.

Pension Benefits

We have never sponsored or maintained any defined benefit or actuarial pension plans providing for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

We did not have any plan providing for the deferral of compensation by Named Executive Officers on a basis that is not tax qualified during the last completed fiscal year.

Potential Payments Upon Termination or a Change of Control

We maintain the Magnolia Oil & Gas Corporation Executive Severance and Change in Control Plan (the “Executive Severance Plan”), which was adopted by the Board effective August 1, 2023. The Executive Severance Plan covers eligible officers, including the Named Executive Officers, and provides for certain potential payments and benefits in connection with specified qualifying terminations of employment. The award agreements governing our outstanding long term equity-based incentive awards also address accelerated vesting of awards in the event of certain qualifying terminations of employment or a Change in Control.

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Please see “Compensation Discussion and Analysis—2025 Compensation Decisions—Long Term Equity-Based Compensation” and “—Other Compensation—Severance and Change in Control Benefits” for additional discussion regarding these arrangements.

We have not entered into any employment agreements with our Named Executive Officers, and the only other potential payments or benefits to our Named Executive Officers in connection with a termination of employment or Change in Control are pursuant to non-discriminatory benefit plans generally available to all our salaried employees.

Executive Severance Plan

The Executive Severance Plan does not provide for any single trigger payments or benefits solely upon the occurrence of a Change in Control. Under the terms of the Executive Severance Plan, Named Executive Officers may receive the following payments and benefits upon a qualifying termination of employment:

Qualifying Terminations of Employment
Payment or Benefit	What It Is	Termination without Cause or for Good Reason	Termination without Cause or for Good Reason occurring within 24 months following a Change in Control
Severance Payment	A lump sum cash payment from the Company equal to the product of the Applicable Severance Multiple multiplied by the sum of the officer’s annualized base salary and total annual bonus opportunity	The Applicable Severance Multiple is: ◾ 2.0 for Mr. Stavros ◾ 1.5 for the other Named Executive Officers	The Applicable Severance Multiple is: ◾ 3.0 for Mr. Stavros ◾ 2.5 for the other Named Executive Officers
Pro-Rata Annual Bonus	A lump sum cash payment from the Company equal to the pro-rated portion of the officer’s total bonus opportunity for the year in which the qualifying termination occurs	Determined based on the number of days the officer was employed during the year in which the qualifying termination occurs	Same as qualifying termination not in connection with a Change in Control
Prior Year Annual Bonus	Payment by the Company of any annual bonus for any completed calendar year that has not previously been paid, payable at the same time payment is made to similarly situated employees	Determined in the Compensation Committee’s discretion based on the available bonus pool and officer and Company performance	Same as qualifying termination not in connection with a Change in Control
Health Benefits Continuation

Monthly payment by the Company of the cost of continued health coverage for the officer and the officer’s eligible dependents during the Applicable Benefit Period, until officer becomes eligible for group coverage under another employer’s plan

		The Applicable Benefit Period is: ◾ 24 months for Mr. Stavros ◾ 18 months for the other Named Executive Officers	The Applicable Benefit Period is: ◾ 36 months for Mr. Stavros ◾ 30 months for the other Named Executive Officers
Outplacement Benefits	Payment by the Company of reasonable fees of an outplacement provider selected by the Company to assist in finding employment opportunities, in accordance with the Company’s applicable policy	For up to 18 months	Same as qualifying termination not in connection with a Change in Control

In addition, in the event of a qualifying termination of employment without Cause or for Good Reason occurring within 24 months following a Change in Control, the Executive Severance Plan provides for the accelerated vesting of outstanding equity awards as described in the sections that follow below.

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Receipt of the amounts described above is subject to the timely execution and delivery to the Company, and subsequent non-revocation, of a general release of claims in favor of the Company. The Executive Severance Plan also requires the Named Executive Officers to abide by the terms of customary restrictive covenants as set forth in the Executive Severance Plan, including:

Restrictive Covenant	Scope and Duration
Confidentiality

During the officer’s employment and for five years thereafter, the officer shall not use or disclose the Company’s confidential information, and the officer shall protect the Company’s trade secrets in perpetuity

Non-Competition

During the officer’s employment and for 12 months thereafter, the officer shall not participate in any business or operations that are materially similar to those of the Company, or interfere with any business opportunity of the Company, within a specified geographic area

Non-Solicitation	During the officer’s employment and for 12 months thereafter, the officer shall not solicit any customer, vendor or supplier or any employee or contractor of the Company

The Executive Severance Plan is administered by the Compensation Committee, which has the authority to amend or terminate the plan. However, (i) any amendment to the Executive Severance Plan during the 24 months following a Change in Control that impairs the rights of any officer must be expressly consented to by the officer, and (ii) the Company must provide participants with 18 months’ written notice of any plan changes and, if a Change in Control occurs during such 18-month period, participants are eligible to receive the greater level of severance benefits provided under the amended plan or the prior plan. The Executive Severance Plan includes a 280G “best net” provision—meaning, if the payments and benefits provided under the Executive Severance Plan, together with any other amounts to be received by a Named Executive Officer in connection with a Change in Control transaction, would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the payments and benefits provided under the Executive Severance Plan will be either (i) reduced, so that the total payments to the officer will be one dollar less than the officer’s “base amount” within the meaning of Section 280G of the Code, or (ii) paid in full, whichever produces the better net after-tax position to the Named Executive Officer, taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes.

Accelerated Equity Award Vesting

Change in Control Related Vesting

We generally do not provide for single trigger vesting of equity awards upon the occurrence of a Change in Control—in other words, upon the occurrence of a Change in Control prior to the satisfaction of all service-based vesting conditions, the Company’s equity awards generally remain subject to the Named Executive Officer’s continued service through the applicable vesting date or dates, except in certain limited circumstances described below.

With respect to RSU awards, in the event a Named Executive Officer’s employment or service is terminated by us without Cause or the Named Executive Officer resigns for Good Reason, in either case, within 24 months following a Change in Control, outstanding RSUs will vest in full and be settled within 60 days.

With respect to PSU awards, upon a Change in Control occurring during the performance period, the PSUs will cease to be subject to the applicable performance goals and a number of PSUs equal to the greater of (i) the target number of PSUs or (ii) the percentage of the PSUs that are deemed to have been earned as of the Change in Control based on actual performance (the “Frozen PSUs”) will remain outstanding and will vest subject to the Named Executive Officer’s continued service through the end of the original performance period; provided that, if a Named Executive Officer’s employment or service is terminated by the Company without Cause or due to the officer’s resignation for Good Reason or Retirement, in any case, within 24 months following a Change in Control, the Frozen PSUs will vest in full upon such termination and be settled within 60 days. If, prior to the consummation of a Change in Control during the applicable performance period, a Named Executive Officer has provided proper notice of intent to terminate employment due to Retirement at a time when the officer is in fact eligible to do so, then any Frozen PSUs held by such officer will automatically vest and become immediately payable upon the occurrence of such Change in Control, subject to the officer’s continued compliance with the applicable restrictive covenants through such date. Please see “—Qualified Retirement Vesting” and “—Applicable Definitions” below for additional discussion of this retirement vesting treatment.

In the event that the successor company in a Change in Control, or a parent or subsidiary thereof, does not assume the RSU or PSU awards upon the Change in Control, the RSUs or Frozen PSUs, as applicable, will vest in full upon the Change in Control and be settled within 60 days. If the number of Frozen PSUs exceeds the target number of PSUs, then the Named Executive Officer will be entitled to receive an additional dividend equivalent amount at the time the PSUs are settled to account for the dividend amounts that would have been paid on the additional earned shares.

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Termination without Cause or for Good Reason, Death, or Disability (not related to a Change in Control)

In the event a Named Executive Officer’s employment or service with the Company is terminated (i) by the Company without Cause, (ii) due to the Named Executive Officer’s resignation for Good Reason, (iii) due to the officer’s death, or (iv) due to the officer’s Disability:

◾	In the case of RSUs, if such termination occurs before the final vesting date, then a pro-rata portion of the RSUs will vest on the Named Executive Officer’s termination date equal to the product of (a) the number of RSUs scheduled to vest on the anniversary of the vesting commencement date immediately following the termination date, times (b) a fraction, the numerator of which is the number of full months from the vesting commencement date or anniversary thereof immediately preceding the termination date until the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 12. In the event of a Named Executive Officer’s termination by the Company without Cause at a time when the Participant has satisfied the Rule of 70, the vesting provisions described below under “—Qualified Retirement Vesting” will apply instead of the vesting provisions described in this paragraph.
◾	In the case of PSUs:
o	If such termination of employment occurs during the performance period, then a pro-rata portion of the PSUs will vest on the termination date equal to the product of (a) the target number of PSUs, times (b) a fraction, the numerator of which is the number of full months beginning with the first month of the performance period and ending on the termination date (counting the month in which the termination date occurs as a full month), and the denominator of which is 36.
o	If such termination of employment occurs following the end of the performance period but prior to the date of settlement of the PSUs, then the Named Executive Officer will still receive payment with respect to all earned PSUs on the date of settlement.

Qualified Retirement Vesting

If a Named Executive Officer’s employment is terminated due to the Named Executive Officer’s Retirement (and the date of the officer’s actual termination of employment due to Retirement occurs at least six months after the grant date of the award):

◾	In the case of RSUs, then any unvested RSUs will remain outstanding and eligible to vest and be settled in accordance with the original vesting schedule of the award. If, following a Named Executive Officer’s actual Retirement date but before the final vesting date of the RSUs, a Change in Control occurs or the Named Executive Officer dies, then all unvested RSUs will vest in full and be immediately payable (subject to the limitations of Section 409A related to accelerations of payment). The treatment described in this paragraph will also apply in the event of a Named Executive Officer’s termination by the Company without Cause at a time when the Participant has satisfied the Rule of 70.
◾	In the case of PSUs, if such termination occurs during the applicable performance period for the PSUs, then the PSUs will remain outstanding and eligible to become earned and settled in the normal course as of the end of such original performance period, subject to the extent to which the applicable performance conditions are actually attained and the other terms and conditions of the award agreement. If such termination due to Retirement occurs following the end of the performance period but prior to the date of settlement of the PSUs, then the Named Executive Officer will still receive payment with respect to all earned PSUs on the date of settlement.

The award agreements require the Named Executive Officers to comply with the same restrictive covenants described above under “—Executive Severance Plan” in order to qualify for the foregoing retirement vesting treatment, except that, under the award agreements, the non-competition and non-solicitation restrictions extend until no RSUs or PSUs granted to the officer under the applicable agreement remain outstanding and eligible for vesting and payment. If a Named Executive Officer violates any of the restrictive covenants, the Compensation Committee may, in its sole discretion, cause the officer to immediately forfeit any outstanding RSUs and/or PSUs for no consideration.

As of December 31, 2025, the only Named Executive Officer who satisfied the Rule of 70 was Mr. Stavros, and he has not provided the Company with a notice of his intent to terminate his employment due to Retirement. Therefore, no Named Executive Officer was eligible to receive any of the foregoing retirement vesting treatment under their outstanding RSU and/or PSU awards as of such date.

Other Terminations of Employment

In the case of any other termination of employment by the Company or resignation by the Named Executive Officer prior to the applicable vesting or settlement dates specified in the applicable award agreements, all unvested and unpaid RSUs and/or PSUs will be forfeited and cancelled. If a Named Executive Officer is terminated for Cause, all RSUs that have not been settled (whether vested or unvested) will be terminated and forfeited automatically.

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Applicable Definitions

Capitalized terms used above in this section are generally defined as follows:

“Cause” means (i) the officer’s material breach of the award agreement, of any other written agreement between the officer and the Company or an affiliate, or of any material Company policy or code of conduct; (ii) the officer’s commission of a material act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft, or embezzlement upon the Company; (iii) the officer’s conviction for, or plea of nolo contendere to, any felony (or state law equivalent) or any crime involving moral turpitude; or (iv) the officer’s willful failure or refusal, other than due to Disability, to perform the officer’s obligations pursuant to the award agreement or to follow any lawful directive from the Company, as determined by the Company, which, if curable, remains uncured for 30 days after written notice is provided to the officer of the obligation to cure such actions or omissions.

“Change in Control” generally means the occurrence of any of the following events: (i) the consummation of an agreement to acquire or a tender offer for beneficial ownership by any person of 50 percent or more of either the then outstanding shares of stock or the combined voting power of the then outstanding voting securities of the Company; (ii) as a result of or in connection with a contested election of directors, individuals who constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity in which we are not the surviving company; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution.

“Disability” means a physical or mental impairment of sufficient severity that (i) the officer is unable continue performing assigned duties or the officer’s condition entitles such officer to disability benefits under the Company’s disability program, and (ii) the condition is cited by the Company as the reason for the officer’s termination of employment.

“Good Reason” means the officer’s resignation within 120 days after any of the following events, unless the officer consents to the applicable event: (i) a material decrease in the officer’s base salary, other than a reduction in annual base salary of less than 10 percent that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other senior executives of the Company; (ii) following a Change in Control, a material reduction in the aggregate amount of compensation opportunity and benefits provided to the officer or in the level of the officer’s participation relative to other similarly-situated participants; (iii) a material decrease in (a) the officer’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the officer’s then-current title or position; (iv) relocation of the officer’s principal work location to a location more than 50 miles from the officer’s then-current principal location of employment; or (v) a material breach by the Company or an affiliate of the award agreement or any other material agreement. In order to trigger Good Reason, the officer must: (1) provide the Company, within 60 days of the officer’s knowledge of the occurrence of the alleged Good Reason event, written notice specifying the applicable facts and circumstances underlying such alleged Good Reason event; and (2) provide the Company with an opportunity to cure the same within 30 days after the receipt of such notice.

“Retirement” means the officer’s termination of employment (other than for Good Reason, due to death or Disability, or at a time when the officer’s employment could have been terminated for Cause) at any time after the officer has both (i) satisfied the Rule of 70, and (ii) provided the appropriate Company representative with, at least six months prior to the officer’s actual retirement date, a written notice expressly confirming the officer’s decision to voluntarily terminate employment due to Retirement and setting forth the proposed termination date.

“Rule of 70” means that the officer’s age plus years of service with the Company collectively equals at least 70, provided the officer has (i) reached at least age 55, and (ii) at least five years of continuous employment or service with the Company.

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Quantification of Payments

The following table sets forth potential payments or benefits upon certain qualifying terminations of employment or a Change in Control for each of the Named Executive Officers. For all scenarios reflected in the table, the trigger event is assumed to occur on December 31, 2025, and the amounts for unvested RSUs and PSUs outstanding as of that date that are accelerated are calculated by multiplying the number of RSUs and PSUs, as applicable, by $21.89 (the closing price of our Common Stock on the NYSE on December 31, 2025, which was the last trading day of fiscal year 2025). The actual amounts to be paid out in any scenario can only be determined at the time of a Named Executive Officer’s actual separation from the Company or when a Change in Control actually occurs.

			Termination
	Change in	Change in	without Cause or
	Control	Control	for Good Reason	Termination		Termination
	(successor	(successor does	within 24 months	without Cause	Termination	Due to
	assumes	not assume	following a	or for Good	Due to Death	Retirement
Name	awards)	awards)	Change in Control	Reason	or Disability	(1)
Christopher G. Stavros
Severance-Related Cash Amounts
Severance Payment	—	—	$7,350,000	$4,900,000	—	—
Pro-Rata Bonus (2)	—	—	$1,575,000	$1,575,000	—	—
Health & Outplacement Benefits (3)	—	—	$114,014	$88,676	—	—
Accelerated Equity Vesting
RSUs	—	$4,932,452	$4,932,452	$1,986,933	$1,986,933	—
PSUs (4)	—	$9,436,128	$9,436,128	$4,584,904	$4,584,904	—
Total (5)	$0	$14,368,580	$23,407,594	$13,135,513	$6,571,837	$0

Brian M. Corales
Severance-Related Cash Amounts
Severance Payment	—	—	$3,177,200	$1,906,320	—	—
Pro-Rata Bonus (2)	—	—	$730,080	$730,080	—	—
Health & Outplacement Benefits (3)	—	—	$101,345	$76,007	—	—
Accelerated Equity Vesting
RSUs	—	$1,863,758	$1,863,758	$737,759	$737,759	—
PSUs (4)	—	$3,510,334	$3,510,334	$1,657,664	$1,657,664	—
Total (5)	$0	$5,374,092	$9,382,717	$5,107,830	$2,395,423	$0

Timothy D. Yang
Severance-Related Cash Amounts
Severance Payment	—	—	$3,177,200	$1,906,320	—	—
Pro-Rata Bonus (2)	—	—	$730,080	$730,080	—	—
Health & Outplacement Benefits (3)	—	—	$101,345	$76,007	—	—
Accelerated Equity Vesting
RSUs	—	$1,686,646	$1,686,646	$702,560	$702,560	—
PSUs (4)	—	$3,293,653	$3,293,653	$1,665,741	$1,665,741	—
Total (5)	$0	$4,980,299	$8,988,924	$5,080,708	$2,368,301	$0

(1)	As of December 31, 2025, the only Named Executive Officer who satisfied the Rule of 70 was Mr. Stavros, and he has not provided the Company with a notice of his intent to terminate his employment due to Retirement. Therefore, no Named Executive Officer was eligible to receive any of the retirement vesting treatment discussed above with respect to their outstanding RSU and/or PSU awards as of such date.

Magnolia Oil & Gas	58	2026 Proxy Statement

Executive Compensation

(2)	Reflects the Named Executive Officer’s total bonus opportunity for the full fiscal year under our 2025 Bonus Program as reported in the “Target” column of the “Grants of Plan-Based Awards for the 2025 Fiscal Year” table in this proxy statement.
(3)	The total amount reported on this line for each triggering event includes the cost of (a) continued health coverage for the officer and the officer’s eligible dependents for the entire Applicable Benefit Period, based on a COBRA premium amount of $2,111.51 per month; and (b) fees for outplacement services for a full 18 months, at a cost of $38,000 for 18 months for each Named Executive Officer. Under the terms of the Executive Severance Plan, these payments may end earlier than the full period provided for if the Named Executive Officer secures new employment.
(4)	Determined based on: (a) for the 2023 PSUs in scenarios involving a Change in Control, an amount equal to 140.46 percent of the target number of PSUs, which is the level of actual performance for such awards as certified by the Compensation Committee on February 5, 2026; (b) for the 2024 PSUs in scenarios involving a Change in Control, the Company’s relative TSR performance for the applicable performance period assuming such period ended on December 31, 2025, which would place it in the 84th percentile as compared to the applicable TSR Peer Group, resulting in a payout of 150 percent of target; (c) for the 2023 and 2024 PSUs in scenarios not involving a Change in Control, the target number of such PSUs awarded to the Named Executive Officer; and (d) for the 2025 PSUs in all scenarios, the target number of such PSUs awarded to the Named Executive Officer, since the target number of PSUs is greater than the number of PSUs that would be earned based on the Company’s relative TSR performance for the applicable performance period assuming such period ended on December 31, 2025.
(5)	Does not reflect any reduction that may be made due to application of the Executive Severance Plan’s 280G “best net” provision.

Magnolia Oil & Gas	59	2026 Proxy Statement

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information:

	Total Compensation		CEO to Median Employee
	for 2025		Pay Ratio
President, Chief Executive Officer, and Chairman of the Board	$6,693,001	(1)	31.16 to 1

Median Employee	$214,806	(2)	(for every $1 earned by the Median Employee, our President, Chief Executive Officer, and Chairman of the Board earns $31.16)

(1)	With respect to the total compensation of our President, Chief Executive Officer, and Chairman of the Board, we used the amount reported for Mr. Stavros for 2025 in the “Total” column of our 2025 Summary Compensation Table included in this proxy statement.
(2)	Total compensation for 2025 for our Median Employee was calculated by adding together the following elements of such employee’s compensation for fiscal year 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K: (a) the Median Employee’s salary paid during 2025; (b) the Median Employee’s cash bonus compensation for fiscal year 2025; (c) the grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted to the Median Employee during 2025; and (d) the amount of Company-paid contributions made on the Median Employee’s behalf to our 401(k) plan for 2025. No amounts were included with respect to premiums or other amounts paid by us for health and welfare benefits under our non-discriminatory benefit plans.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, for purposes of providing the annual pay ratio disclosure, Magnolia may use the same “median employee” for up to three consecutive years, and calculate and disclose total compensation for that employee each year during the period; provided that, during the last completed fiscal year, there has been no change to the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We have reviewed our employee population and employee compensation arrangements for 2025 and believe that there have been no changes that would significantly impact our pay ratio disclosure. As of December 26, 2025 (the last pay date of our most recently completed fiscal year), we determined that our employee population (including all full-time, part-time, temporary, and seasonal employees, but excluding Mr. Stavros as well as any individuals classified by us as independent contractors or leased employees) consisted of 262 individuals located in the United States, representing an insignificant increase in our total employee population for the year of less than 4 percent. As a result, we used the same Median Employee for this 2025 CEO pay ratio disclosure as we did for our 2023 and 2024 CEO pay ratio disclosure.

The methodology used to originally identify the median of the annual total compensation of our employees (excluding Mr. Stavros) for purposes of our 2023 CEO pay ratio disclosure was as follows:

◾	As of our selected Median Employee identification date of December 29, 2023 (the last pay date of the year), we determined that our employee population (including all full-time, part-time, temporary, and seasonal employees, other than Mr. Stavros) consisted of 246 individuals located in the United States. We did not include any individuals classified by us as independent contractors or leased employees for payroll tax or employment law purposes as of December 29, 2023.
◾	We then used the amount of salary and other wages from our payroll records as reported to the Internal Revenue Service in box 5 of Form W-2 for fiscal year 2023, which amount was consistently applied for each of the 246 employees included in the calculation, to rank the compensation of all such employees. In making this determination, we elected to annualize the box 5 compensation (other than any one-time payments) of any full-time or part-time employees who did not work the full fiscal year. We selected as our Median Employee an individual whose applicable Form W-2 compensation was within $687 of the exact median compensation amount.

The foregoing pay ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and the SEC guidance promulgated thereunder.

Magnolia Oil & Gas	60	2026 Proxy Statement

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information:

	Chazen		Stavros		Average	Average
					Summary	Compensation	Value of Initial Fixed $100
					Compensation	Actually Paid	Investment Based on:			Company
	Summary	Compensation	Summary	Compensation	Table Total	to Non-PEO	Company	Peer Group	Company	Selected
	Compensation	Actually	Compensation	Actually	for Non-PEO	Named	Total	Total	Net Income	Measure:
	Table	Paid to	Table	Paid to	Named	Executive	Stockholder	Stockholder	(Loss)	Operating
Year	Total for	PEO 1	Total for	PEO 2	Executive	Officers	Return	Return	(in thousands)	Margin
(1)	PEO 1	(2)	PEO 2	(3)	Officers	(4)	(5)	(6)	(7)	(8)
2025	n/a	n/a	$6,693,001	$6,870,992	$2,805,203	$2,873,208	$340.23	$243.15	$337,279	33%
2024	n/a	n/a	$8,361,249	$11,829,952	$3,322,897	$3,888,777	$353.85	$248.50	$397,330	39%
2023	n/a	n/a	$5,457,370	$4,321,974	$2,210,315	$1,782,860	$315.38	$251.01	$442,604	45%
2022	$308,927	$308,927	$3,662,058	$5,922,767	$1,744,762	$2,698,019	$340.05	$242.38	$1,050,249	63%
2021	$349,162	$349,162	n/a	n/a	$2,443,348	$8,179,867	$268.77	$166.74	$559,716	56%
(1)	We have never sponsored or maintained any defined benefit or actuarial pension plans, and therefore no pension value adjustments were made to the compensation actually paid amounts set forth in this table. To date, we have not granted any option awards to any Named Executive Officer. The Company began paying dividends in 2021.

Fair value amounts included in the table above and in the following footnotes are computed in accordance with FASB ASC 718 and, for any awards subject to market conditions, the fair value as of a given date was calculated based upon the probable outcome of such conditions as of such date. In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the tables above. For PSUs with a relative TSR metric, the fair values as of each measurement date (prior to the end of the performance period) were determined using a Monte Carlo simulation pricing model, with assumptions and methodologies that are generally consistent with those used to estimate fair value at grant. The range of estimates used in the Monte Carlo calculations are as follows: (a) for PSUs granted in 2019, expected volatility of 87.06 percent and risk-free interest rate of 0.10 percent as of December 31, 2020; (b) for PSUs granted in 2020, (i) expected volatility of 66.73 percent and risk-free interest rate of 0.13 percent as of December 31, 2020, and (ii) expected volatility of 51.94 percent and risk-free interest rate of 0.39 percent as of December 31, 2021; (c) for PSUs granted in 2023, (i) expected volatility of 44.65 percent and risk-free interest rate of 4.13 percent as of December 31, 2023, and (ii) expected volatility of 28.32 percent and risk-free interest rate of 4.08 percent as of December 31, 2024; (d) for PSUs granted in 2024, (i) expected volatility of 31.22 percent and risk-free interest rate of 4.16 as of December 31, 2024, and (ii) expected volatility of 37.60 percent and risk-free interest rate of 3.42 percent as of December 31, 2025; and (e) for PSUs granted in 2025, expected volatility of 33.25 percent and risk-free interest rate of 3.41 percent as of December 31, 2025. For a discussion of the assumptions made in the valuation of these awards at grant, see Note 12—Stock Based Compensation to our audited financial statements included in our 2025 Form 10-K and in our Form 10-Ks for prior years, as applicable.

(2)	Mr. Stephen Chazen, who served as our Chairman, President and Chief Executive Officer from the date of our Business Combination until September 20, 2022, is included as PEO 1 for fiscal years 2022 and 2021. He received no equity awards from the Company during his tenure. As a result, no amounts have been deducted from or added to the Summary Compensation Table Total amounts reported for him in the preceding column, and therefore the compensation actually paid to Mr. Chazen during fiscal years 2022 and 2021 is identical to the Summary Compensation Table total amounts for such fiscal years.

Magnolia Oil & Gas	61	2026 Proxy Statement

Pay Versus Performance

(3)	Mr. Stavros was appointed as our President and Chief Executive Officer effective September 21, 2022 and is included as PEO 2 for fiscal years 2022 through 2025. From the Summary Compensation Table Total amount reported for him in the preceding column, the following amounts were deducted and added for him for 2025 as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Change in
			Fair Value		Change in	Fair Value of	Dollar Value of
			(from End of		Fair Value	Prior Years'	any Dividends
		Fair Value	Prior Fiscal		(from End of	Stock Awards	Paid on
		of Covered	Year) of		Prior Year)	that Failed to	Unvested Stock
	Aggregate	Year Stock	Prior Years’	Fair Value	of Prior	Meet	Awards during
	Grant Date	Awards	Stock	of Covered	Years’ Stock	Applicable	Covered Year
	Fair Value of	Outstanding	Awards	Year Stock	Awards that	Vesting	Not Otherwise
	Stock Awards	and	Outstanding	Awards that	Vested	Conditions	Included in
	Granted	Unvested as	and Unvested	Vested During	during	during the	Total
	During the	of End of	as of End of	the Covered	Covered	Covered Year	Compensation	TOTAL
	Covered	Covered	Covered	Year as of the	Year as of the	at End of	for the	CAP EQUITY
Year	Year	Year	Year	Vesting Date	Vesting Date	Covered Year	Covered Year	VALUE
2025	$4,314,309	$4,373,039	$(152,862)	n/a	$(126,089)	n/a	$398,212	$4,492,300

(4)	For fiscal year 2025, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Corales and Yang. For fiscal years 2022 through 2024, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Corales, Yang, and Steven Millican, our former Senior Vice President, Operations. In connection with the cessation of Mr. Millican’s employment with the Company effective October 28, 2024, his Total Summary Compensation Table amounts for 2024 include over $1.7 million in severance payments and benefits, and he also received pro-rata vesting of 59,873 shares underlying his outstanding equity awards, with all remaining unvested shares forfeited at the time of his departure from the Company. For fiscal year 2021, the calculation of the average compensation of non-PEO Named Executive Officers includes compensation information for Messrs. Stavros, Yang, and Millican.

From the Average Summary Compensation Table Total amounts reported in the preceding column, the following average amounts were deducted and added for such individuals for 2025 as indicated below:

	Deducted:	Added:	Added:	Added:	Added:	Subtracted:	Added:
Fair
Value of
			Change in	Covered
			Fair Value	Year	Change in	Fair Value of	Dollar Value of
			(from End of	Stock	Fair Value	Prior Years'	any Dividends
		Fair Value	Prior Fiscal	Awards	(from End of	Stock Awards	Paid on
		of Covered	Year) of	that	Prior Year)	that Failed to	Unvested Stock
		Year Stock	Prior Years’	Vested	of Prior	Meet	Awards during
		Awards	Stock	during	Years’ Stock	Applicable	Covered Year
		Outstanding	Awards	the	Awards that	Vesting	Not Otherwise
	Aggregate Grant	and	Outstanding	Covered	Vested	Conditions	Included in
	Date Fair Value	Unvested as	and Unvested	Year as	during	during the	Total
	of Stock Awards	of End of	as of End of	of the	Covered	Covered Year	Compensation	TOTAL
	Granted During	Covered	Covered	Vesting	Year as of the	at End of	for the	CAP EQUITY
Year	the Covered Year	Year	Year	Date	Vesting Date	Covered Year	Covered Year	VALUE
2025	$1,553,141	$1,574,284	$(50,150)	n/a	$(47,667)	n/a	$144,680	$1,621,147

(5)	Assumes an investment of $100 was made in the Company's Common Stock on December 31, 2020, and measures cumulative total stockholder return (including the reinvestment of dividends) from that date through and including December 31 of the specified year.
(6)	Assumes an investment of $100 was made in the S&P Oil & Gas Exploration and Production ETF on December 31, 2020, and measures cumulative total stockholder return (including the reinvestment of dividends) from that date through and including December 31 of the specified year.
(7)	Reflects the Company’s net income reflected in the Company’s audited GAAP financial statements for each specified fiscal year.
(8)	Reflects the Company’s operating margin for each specified fiscal year. Please refer to “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program” for information regarding how we calculate operating margin. In determining operating margin for purposes of our 2023 Bonus Program and as reported in the table above for 2023, the Compensation Committee excluded approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for any other year included in the table.

Magnolia Oil & Gas	62	2026 Proxy Statement

Pay Versus Performance

Relationship Between Compensation Actually Paid to PEO 1 and Performance Measures in PvP Table

Our former Chairman, President and Chief Executive Officer, Mr. Chazen (PEO 1 in the table above), invested a portion of his personal net worth in shares of our Common Stock, both prior to and in connection with the completion of our Business Combination, and he continued to make periodic investments in our stock during his tenure. Mr. Chazen also agreed to receive base salary amounts from the Company well below the market median for his position and to not participate in our annual cash incentive and long term equity-based compensation programs. Due to his substantial holdings in our Common Stock, the Compensation Committee believes he was appropriately aligned with stockholder interests and motivated to drive successful performance outcomes for our Company. As of September 20, 2022, when his service as Chairman, President and Chief Executive Officer ended, Mr. Chazen held approximately 3.75 percent of our Class A Common Stock. For these reasons, no amount of the compensation actually paid to Mr. Chazen in 2022 and prior years was designed to be linked to Company performance, and there is no relationship between his compensation and the performance measures set forth in the table above.

Compensation Actually Paid and Company Cumulative TSR; Comparison of Company Cumulative TSR and Peer Group Cumulative TSR

As stated below under “—Tabular List of Performance Measures,” relative total stockholder return is one of the most important performance measures we used to determine compensation actually paid in 2025, although the peer group used to calculate relative TSR for purposes of our PSU awards is different than the industry index included for purposes of the table above. Please see “Compensation Discussion and Analysis—2025 Compensation Decisions—Long Term Equity-Based Compensation” for the description of how we use relative TSR in our executive compensation program.

Magnolia Oil & Gas	63	2026 Proxy Statement

Pay Versus Performance

Compensation Actually Paid and Company Net Income

SEC rules require the comparison of compensation actually paid to net income. Due to the impacts of recorded oil and natural gas property impairments on our financial results, we do not believe that reported net income is necessarily reflective of our financial performance in any given period. Further, the Company does not use net income to determine compensation or incentive plan payouts.

Compensation Actually Paid and Company Operating Margin

(1)	Excludes for 2023, approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for 2021, 2022, 2024, or 2025.

Magnolia Oil & Gas	64	2026 Proxy Statement

Pay Versus Performance

The Company chose operating margin as its Company Selected Measure for purposes of these disclosures, as operating margin has comprised a significant portion of the potential bonus amounts that may be earned by the Named Executive Officers under our annual short term incentive program for fiscal years 2021 through 2025. Specifically:

				Bonus Amount Attributable
	Weighting of Operating		Operating Margin	to Operating Margin Earned
Year	Margin Component	Goal	Results (1)	and Funded
2025	25%	20% (minimum) and 40% (maximum)	33%	76%
2024	25%	30% (minimum) and 50% (maximum)	39%	61%
2023	40%	30% (minimum) and 50% (maximum)	45%	83%
2022	50%	30% (minimum) and 50% (maximum)	63%	100%
2021	50%	25% (minimum) and 50% (maximum)	56%	100%
(1)	Excludes for 2023, approximately $15.7 million related to a proved property impairment related to a natural gas property located in St. Martin Parish, Louisiana. No exclusions were made for 2021, 2022, 2024, or 2025. When the Compensation Committee set the performance goal for the Operating Margin component for 2025, it adjusted the performance level range to better align with the projected range of outcomes under various commodity price scenarios to address continued market volatility.

Magnolia believes this metric is an important indicator of the Company’s overall financial performance and its goal of generating capital efficiency and returns to align with stockholder interests and our communicated strategic priorities. Please refer to our “Compensation Discussion and Analysis—2025 Compensation Decisions—Annual Incentive Program” for a further description of how we use operating margin in our executive compensation program.

Tabular List of Performance Measures

In the Company’s assessment, the financial performance measures set forth in the table below represent the most important financial performance measures used by the Company for 2025 to link compensation actually paid to the Company’s Named Executive Officers to Company performance. Please refer to the “Compensation Discussion and Analysis” for additional information.

Most Important Performance Measures to Determine 2025 Compensation Actually Paid
Operating Margin
Free Cash Flow Percentage
Net Debt to EBITDAX
Relative Total Stockholder Return

The forgoing “Pay Versus Performance” disclosures should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this “Pay Versus Performance” section by reference therein.

Magnolia Oil & Gas	65	2026 Proxy Statement

Equity Compensation Plan Information

The table below provides information relating to our equity compensation plans as of December 31, 2025. Our only equity compensation plan is the Long Term Incentive Plan, which was originally approved by our stockholders on July 17, 2018. Stockholders subsequently approved an amendment to the Long Term Incentive Plan at our 2021 Annual Meeting of Stockholders, which increased the number of shares of our Common Stock reserved for issuance thereunder from 11,800,000 to 16,800,000 shares.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in First Column)
Plan Category	(#)(1)	($)(2)	(#)

Equity compensation plans approved by security holders	2,363,343	n/a	10,001,535
Equity compensation plans not approved by security holders	n/a	n/a	n/a
TOTAL	2,363,343	n/a	10,001,535

(1)	Of the 2,363,343 shares of Common Stock shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 1,604,413 were subject to RSUs (including all RSUs held in the non-employee director nonqualified deferred compensation plan as of December 31, 2025), 182,435 were subject to PSUs granted in 2023 (measured at the 140.46 percent actual attained performance level, which was determined as of December 31, 2025, the end of the applicable performance period, for all such outstanding awards), and 576,495 were subject to PSUs granted in 2024 and 2025 (measured at the maximum performance level of 150 percent of target).
(2)	We have not granted any options under the Long Term Incentive Plan. RSU and PSU awards outstanding as of December 31, 2025 are not subject to exercise and do not have an exercise price.

Magnolia Oil & Gas	66	2026 Proxy Statement

Proposal 2: Advisory Vote on Executive Compensation

PROPOSAL 2 — Advisory Say-On-Pay Vote on Executive Compensation

As required by Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this proxy statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS SAY-ON-PAY PROPOSAL.

Advisory Say-on-Pay Vote

We believe Magnolia’s long term success depends in large measure on the talents of our officers and other employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality individuals. We further believe the compensation provided to our Named Executive Officers for 2025 appropriately links executive compensation to performance, aligning the interests of our executive officers and those of our stockholders. We encourage our stockholders to read the “Compensation Discussion and Analysis,” which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2025.

We value the feedback provided by our stockholders. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and consider the views of stockholders regarding the design and effectiveness of our executive compensation program.

We ask that you cast your vote to endorse Magnolia’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to Magnolia’s Named Executive Officers, as disclosed in the 2026 proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The above say-on-pay vote is being provided pursuant to SEC regulations. Based upon the outcome of our 2025 say-on-pay frequency vote, we hold an advisory say-on-pay vote every year at our annual stockholder meeting until the next say-on-pay frequency vote, which, in accordance with applicable law, will occur at the annual meeting of stockholders to be held in 2031. While our annual advisory say-on-pay vote does not bind the Company, the Board, or the Compensation Committee to any particular action, we value the input of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. An abstention from voting will have no effect on the outcome of the vote on this Proposal. Broker non-votes also have no effect on the outcome.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

Magnolia Oil & Gas	67	2026 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 3 — Ratification of Appointment of Independent Auditors	We are asking our stockholders to ratify the Audit Committee’s selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2026 fiscal year.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS AUDITOR RATIFICATION PROPOSAL.

The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG, which has been our independent audit firm since February 2017, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting, although the Audit Committee is not bound by the outcome of this vote. If the stockholders do not ratify the selection of KPMG as our independent registered public accounting firm for the 2026 fiscal year, our Audit Committee intends to reconsider the selection of KPMG as our independent registered public accounting firm going forward. A representative of KPMG is expected to be present at the virtual Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders.

Audit Fees and Services

The following is a summary of fees for professional services provided by our independent registered public accounting firm for the years ended December 31, 2025 and December 31, 2024:

	For the Period	For the Period
	from January 1, 2025	from January 1, 2024
	to December 31, 2025	to December 31, 2024
Audit Fees (1)	$1,550,000	$1,665,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$1,550,000	$1,665,000
(1)	Audit Fees. Audit fees consist of the aggregate fees billed for professional services rendered for the audit of our year-end consolidated financial statements, for the review of financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees. Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	Tax Fees. Tax fees consist of the aggregate fees billed for professional services relating to tax compliance, tax planning, and tax advice.

Magnolia Oil & Gas	68	2026 Proxy Statement

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

(4)	All Other Fees. All other fees consist of the aggregate fees billed for all other products and services provided by our independent registered public accounting firm including permitted due diligence services related to a potential business combination.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee approved or pre-approved all such services for Magnolia by our independent registered accounting firm in 2024 and 2025.

Vote Required and Board Recommendation

Approval of this Proposal requires the affirmative vote of a majority of the votes cast by holders of outstanding shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. An abstention from voting and broker non-votes will have no effect on the outcome of the vote on this Proposal. Brokers may exercise discretionary authority in the absence of timely instructions from their customers to vote on this Proposal and therefore broker non-votes are not expected to exist for this Proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

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Audit Committee Report

The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

Our Audit Committee has reviewed and discussed our audited financial statements with management and has discussed with our independent registered public accounting firm, KPMG, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to the Board that the audited financial statements be included in our 2025 Form 10-K.

Submitted by:

Audit Committee of the Board of Directors

James R. Larson, chair

David M. Khani

R. Lewis Ropp

Shandell M. Szabo

Magnolia Oil & Gas	70	2026 Proxy Statement

Other Information

Other Business

Our management does not know of any other matters to come before the Annual Meeting, and our Board does not intend to present any other items of business other than those stated in the Notice of 2026 Annual Meeting of Stockholders located at the beginning of this proxy statement. If, however, any other matters do come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

Director Nominees and Other Stockholder Proposals for the 2027 Annual Meeting

All director nominations and stockholder proposals for consideration at the 2027 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046. Timing and other requirements are summarized below, and additional detail can be found in our Bylaws and/or certain rules adopted by the SEC, as applicable.

Stockholder Proposals for Inclusion in the Proxy Statement

If you wish to present a proposal to be considered for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders, we must receive your proposal no later than November 19, 2026 (the 120th day prior to the anniversary of the date we released materials for the Annual Meeting to stockholders). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

Director Nominees and Other Business Not for Inclusion in our Proxy Statement (Advance Notice Bylaws)

Under our Bylaws, and as SEC regulations permit, you must follow certain notice and other procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders.

For our 2027 Annual Meeting of Stockholders, we must receive such notice no earlier than the close of business on January 8, 2027 and no later than the close of business on February 7, 2027. If circumstances change and we hold the 2027 Annual Meeting of Stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the Annual Meeting, which we do not currently expect, any notice must be received no earlier than the close of business on the 120th day before the meeting and no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting of Stockholders was first made. If we hold a special meeting, we must receive the notice no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about the nominee or the proposed business, as applicable, and the stockholder making the nomination or proposal. We will disregard any nomination or proposal that does not comply with these requirements.

Universal Proxy Rules for Director Nominations

In addition to satisfying the requirements of our Bylaws described above, stockholders who intend to solicit proxies in support of director nominees other than Magnolia’s nominees must provide notice that sets forth the information required by and otherwise comply with the universal proxy rules pursuant to Rule 14a-19 under the Exchange Act. Such notice must be submitted within the time period (described above) required by, and otherwise comply with, our advance notice Bylaw provisions.

Householding

Stockholders residing in the same household who hold their stock through a broker, bank, or other nominee may receive only a single set of proxy materials in accordance with a notice sent earlier by their broker, bank, or other nominee. This practice will continue unless instructions to the contrary are received by us or by your broker, bank, or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to any such stockholder upon receipt of a written or oral request directed to our Corporate Secretary at the address of our principal executive offices set forth above, or by calling (713) 842-9055. If your household is receiving multiple copies of the proxy materials and you hold your stock through a broker, bank, or other nominee, you may also request that only a single set of materials be sent by following the instructions sent by your broker, bank, or other nominee.

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Questions and Answers About the Annual Meeting

Why did I receive these proxy materials or the Notice?

We sent you the proxy materials, including this proxy statement, the proxy card and our 2025 Form 10-K, or the Notice of Internet Availability of Proxy Materials for the 2026 Annual Meeting (the “Notice”), because we are holding our Annual Meeting and the Board is asking for your proxy to vote your shares of Common Stock at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote.

Certain of our stockholders will receive a Notice and will not receive paper copies of the proxy materials unless they request them. The Notice will provide stockholders with notice of the Annual Meeting and with instructions regarding how stockholders can access and review all of the proxy materials over the Internet. The Notice also provides instructions as to how you may submit your proxy electronically over the Internet. You cannot vote by marking the Notice and returning it. If you received the Notice and you would instead prefer to receive a paper or electronic copy of the proxy materials, you should follow the instructions for requesting such materials that are provided in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you revoke it.

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on March 9, 2026, the Record Date for determining the stockholders who are entitled to vote at the Annual Meeting. As of the Record Date, there were a total of 185,655,934 shares of Class A Common Stock and no shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Our stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record as of the Record Date.

How do I attend and participate in the virtual Annual Meeting?

Our virtual Annual Meeting will be conducted on the Internet via live webcast at www.virtualshareholdermeeting.com/MGY2026. By logging into the webcast, you will be able to “attend” and listen to the meeting from any location and vote your shares electronically on all Proposals to be considered at the Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, your voting instruction form, or the Notice previously mailed or made available to stockholders entitled to vote at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will first be required to obtain a legal proxy from your broker, bank, or other nominee to vote at the virtual Annual Meeting. Please refer to “What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?” below for additional information about obtaining a legal proxy.

The virtual Annual Meeting will begin promptly at 9:00 a.m. Central Time on Friday, May 8, 2026. We encourage you to log into the Annual Meeting prior to the start time. Online access and check-in will begin at 8:45 a.m. Central Time.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Beginning 24 hours after the end of the Annual Meeting, www.virtualshareholdermeeting.com will provide a playback of the meeting, available for one year.

What if I have questions pertaining to the business of the Annual Meeting?

If you have a question pertaining to the business of the Annual Meeting, you must submit it in advance of the meeting. Advance questions may be submitted beginning approximately two weeks prior to the Annual Meeting until 10:59 p.m. Central Time on Thursday, May 7, 2026, by visiting www.proxyvote.com. You should have your proxy card, voter instruction form, or Notice in hand when you access the website and follow the instructions to submit your question.

Magnolia Oil & Gas	72	2026 Proxy Statement

Questions and Answers About the Annual Meeting

Each stockholder will be limited to no more than two questions. Timely-received questions pertinent to the business of the Annual Meeting will be read aloud and answered during the virtual Annual Meeting, subject to time constraints. All timely-received, appropriate questions, including any such questions that are not addressed at the meeting due to time constraints, will be posted, along with our responses, in the Investors section of our website as soon as practicable after the conclusion of the Annual Meeting. Questions on similar topics may be combined and answered together. We reserve the right to edit or reject questions we deem inappropriate.

What should I do if I have technical difficulties when trying to access the virtual Annual Meeting?

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/MGY2026, beginning at 8:45 a.m. Central Time on May 8, 2026, through the conclusion of the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. For purposes of all Proposals, holders representing a majority of the voting power of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Abstentions will count as present for the purpose of establishing a quorum. In addition, broker non-votes (described below) will be considered present for quorum purposes.

How do I vote?

If you were a holder of record of Common Stock on the Record Date, you may vote your shares electronically with respect to the Proposals at the virtual Annual Meeting, or you may vote in advance using any of the following methods:

Internet	Phone	Mail

Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the website and follow the instructions.

Call 1-800-690-6903: You can use any touchtone telephone. Have your proxy card in hand when you call and follow the instructions.

If you received a printed copy of the proxy materials, you may submit your vote by completing, signing, and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Voting by using any of the methods above enables you to appoint Christopher G. Stavros, our President, Chief Executive Officer, and Chairman of the Board, Timothy D. Yang, our Executive Vice President, Chief Legal and Commercial Officer, Corporate Secretary and Land, and Brian M. Corales, our Senior Vice President and Chief Financial Officer, each as your representative at the Annual Meeting, and to authorize them to vote your shares during the Annual Meeting in accordance with your instructions. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, it is strongly recommended that you vote in advance of the Annual Meeting using one of the methods above in case your plans change. If a Proposal comes up for vote during the Annual Meeting that is not currently contemplated, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

If you hold your shares in “street name,” you should follow the instructions provided by your broker, bank, or other nominee to ensure that votes related to the shares you beneficially own are properly counted.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

Beneficial Owner of Shares Held in “Street Name.” If your shares are held in an account at a broker, bank, broker-dealer, custodian, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to do so or to vote at or attend the Annual Meeting. Those instructions are contained in a “voter instruction form” provided to you. If you hold shares through a broker, bank, or other nominee and wish to be able to vote your shares electronically at the Annual Meeting, you must first obtain a “legal proxy” from your broker, bank, or other nominee.

Magnolia Oil & Gas	73	2026 Proxy Statement

Questions and Answers About the Annual Meeting

What is a broker non-vote?

Under the rules that govern brokers who are voting with respect to shares that are held in “street name,” brokers have the discretion to vote such shares without voting instructions from the beneficial owner of the shares only on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, and not on non-routine matters, such as the election of directors or the advisory proposal related to executive compensation. If you are a beneficial owner of Common Stock and do not provide voting instructions to your broker, bank, or other nominee, your shares will not be voted on any non-routine proposal since the broker, bank, or other nominee does not have discretionary authority to vote. This results in a “broker non-vote” on that proposal.

Why would the Annual Meeting be adjourned or postponed?

The Board intends to adjourn and postpone the Annual Meeting if, as of May 8, 2026, the number of shares of Common Stock present at the Annual Meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the Proposals described in this proxy statement to be submitted to stockholders for consideration.

May I revoke my proxy or change my vote after I have voted?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

◾	Providing written notice of revocation to the Corporate Secretary at Magnolia Oil & Gas Corporation, Nine Greenway Plaza, Suite 1300, Houston, Texas 77046 that is received no later than 5:00 p.m. Central Time on May 7, 2026, the day before the Annual Meeting;
◾	Delivering a valid, later-dated proxy or a later-dated vote over the Internet or by telephone, in each case, no later than 10:59 p.m. Central Time on May 7, 2026, the day before the Annual Meeting; or
◾	Attending the virtual Annual Meeting and voting your shares electronically during the meeting, which will automatically cancel any proxy previously given.

Please note that your attendance at the virtual Annual Meeting alone will not cause your previously granted proxy to be revoked unless you actually vote your shares electronically during the Annual Meeting. If you wish to revoke your proxy, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken. Please also note that if your shares of Common Stock are held of record by a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee that you wish to change your vote by following the procedures on the materials provided to you by the broker, bank, or other nominee.

Will my shares be voted if I do not provide my proxy or if I do not indicate how to vote my proxy?

Your shares of Common Stock may be voted on routine matters if they are held in “street name” even if you do not provide the broker, bank, or other nominee with voting instructions. See “What is a broker non-vote?” above.

If you are a stockholder of record, you may return a signed proxy card without indicating your vote on any matter, in which case the designated proxies will vote FOR each director nominee, FOR approval on an advisory basis of our Named Executive Officer compensation, and FOR ratification of the appointment of KPMG as our independent registered public accounting firm. If you are a stockholder of record and you do not provide a signed proxy card, vote electronically over the Internet or vote by telephone, your shares will not be voted.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who bears the costs of soliciting proxies?

We do. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Annual Meeting and has agreed to pay Innisfree a fee of $14,000. In addition, the Company will reimburse, or advance funds to, Innisfree for reasonable out-of-pocket expenses incurred in connection with Innisfree’s services and will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company also reimburses brokers, banks, and other nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to such beneficial owners and in obtaining voting instructions from those owners. In addition, some of our employees or agents may contact you by telephone, by mail, or in person regarding the Annual Meeting proposals. None of our employees will receive any extra compensation for providing those services. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

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Questions and Answers About the Annual Meeting

How can I obtain additional information about the Company?

A copy of the Company’s 2025 Form 10-K, which contains audited consolidated financial statements for the 2025 fiscal year, has been posted on the Internet along with this proxy statement, and these materials are available at www.proxyvote.com. Stockholders may also obtain a copy of our 2025 Form 10-K (without exhibits), at no charge, by writing to our Investor Relations department at Nine Greenway Plaza, Suite 1300, Houston, Texas 77046, or tfitter@mgyoil.com, or by calling (713) 842-9055.

We also furnish or file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants, including the Company, that file with the SEC. The SEC’s website address is www.sec.gov. In addition, we make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K available free of charge on our website, at www.magnoliaoilgas.com, under the Investors tab as soon as reasonably practicable after they are filed or furnished with the SEC. Information on our website is not incorporated into this proxy statement or any of the Company’s other filings with the SEC. Our Class A Common Stock is listed and traded on the NYSE under the symbol “MGY.”

If you have any questions or need assistance voting your shares, you may contact Innisfree at 501 Madison Avenue, 20th Floor, New York, New York 10022, or info@innisfreema.com, or by calling (212) 750-5833.

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Annex A: Non-GAAP Financial Measures

“Free cash flow” is a measure of financial performance that is not recognized by accounting principles generally accepted in the United States (“GAAP”). This measure may not be viewed as a substitute for results determined in accordance with GAAP and is not necessarily comparable to non-GAAP performance measures that may be reported by other companies.

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Free cash flow is used by management as an additional measure of liquidity. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow, our most directly comparable financial measure calculated and presented in accordance with GAAP:

For the
Year Ended
(In thousands)	December 31, 2025
Net cash provided by operating activities	$878,639
Add back: net change in operating assets and liabilities	27,805
Cash flows from operations before net change in operating assets and liabilities	906,444
Additions to oil and natural gas properties	(469,477)
Changes in working capital associated with additions to oil and natural gas properties	(10,368)
Free cash flow	$426,599

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V85043-P45612 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! MAGNOLIA OIL & GAS CORPORATION NINE GREENWAY PLAZA, SUITE 1300 HOUSTON, TX 77046 1a. Christopher G. Stavros 1b. Dan F. Smith 1c. Arcilia C. Acosta 1d. Edward P. Djerejian 1e. David M. Khani 1f. James R. Larson 1g. R. Lewis Ropp 1h. Shandell M. Szabo MAGNOLIA OIL & GAS CORPORATION 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR each of the nominees listed in the following proposal: Each proposal below is proposed by Magnolia Oil & Gas Corporation and is not conditioned on the approval of any other proposal. 2. Approval of the advisory, non-binding resolution regarding the compensation of our named executive officers for 2025 ("say-on-pay vote") 3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Withhold SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 10:59 p.m. Central Time on May 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MGY2026 You may attend via the Internet and vote during the virtual meeting being held at 9:00 a.m. Central Time on May 8, 2026. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so it is received no later than May 7, 2026.

V85044-P45612 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Internet Availability of Proxy Materials, the Proxy Statement and our 2025 Annual Report and Form 10-K are available at www.proxyvote.com. MAGNOLIA OIL & GAS CORPORATION Annual Meeting of Stockholders May 8, 2026 9:00 a.m. Central Time This proxy is solicited by the Board of Directors The undersigned stockholder of Magnolia Oil & Gas Corporation (herein, the "Company") hereby makes, constitutes, and appoints Christopher G. Stavros, Timothy D. Yang, and Brian M. Corales, and each of them, as lawful attorneys-in-fact and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the Company's Common Stock that the undersigned is entitled to vote at the Company's 2026 Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 8, 2026, via live webcast at www.virtualshareholdermeeting.com/MGY2026, and any adjournment or postponement thereof (the "Annual Meeting"). This proxy card, when properly executed and submitted by mail, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted, in accordance with the Board of Directors' recommendations, "FOR" the election of all director nominees under Proposal 1, "FOR" Proposal 2 and Proposal 3, and in the discretion of the proxy holders with respect to such other business as may properly come before the Annual Meeting. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney, other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto at the Annual Meeting. Continued and to be marked, dated and signed on reverse side